                                                                    EXHIBIT 10.1


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                            Dated as of June 30, 2000

                                  by and among

                              DAVE & BUSTER'S, INC.
                             DAVE & BUSTERS I, L.P.
                        DAVE & BUSTER'S OF ILLINOIS, INC.
                        DAVE & BUSTER'S OF GEORGIA, INC.
                      DAVE & BUSTER'S OF PENNSYLVANIA, INC.
                                DANB TEXAS, INC.
                        DAVE & BUSTER'S OF MARYLAND, INC.
                       DAVE & BUSTER'S OF CALIFORNIA, INC.
                        DAVE & BUSTER'S OF COLORADO, INC.
                        DAVE & BUSTER'S OF NEW YORK, INC.
                        DAVE & BUSTER'S OF FLORIDA, INC.
                       DAVE & BUSTER'S OF PITTSBURGH, INC.
                            D&B REALTY HOLDING, INC.

                         (collectively, the "Borrowers")


                               FLEET NATIONAL BANK
             and the other financial institutions from time to time
                           listed on Schedule 1 hereto
                                  (the "Banks")

               FLEET NATIONAL BANK, agent and administrative agent
                                  (the "Agent")

                                       and

                  BANK ONE, TEXAS, N.A., as documentation agent
                           (the "Documentation Agent")

                                      with

                      FLEETBOSTON ROBERTSON STEPHENS INC.,
                            Having Acted as Arranger

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................1
         1.1.   Definitions..........................................................................1
         1.2.   Rules of Interpretation..............................................................20
2.   THE REVOLVING CREDIT FACILITY...................................................................21
         2.1.   Commitment to Lend...................................................................21
         2.2.   Commitment Fee.......................................................................21
         2.3.   Reduction of Total Revolving Credit Commitment.......................................21
         2.4.   The Revolving Credit Notes...........................................................22
         2.5.   Interest on Revolving Credit Loans...................................................22
         2.6.   Requests for Revolving Credit Loans..................................................23
         2.7.   Conversion Options...................................................................23
                  2.7.1.   Conversion to Different Type of Revolving Credit Loan.....................23
                  2.7.2.   Continuation of Type of Revolving Credit Loan.............................23
                  2.7.3.   Eurodollar Rate Loans.....................................................24
         2.8.   Funds for Revolving Credit Loans.....................................................24
                  2.8.1.   Funding Procedures........................................................24
                  2.8.2.   Advances by Agent.........................................................24
         2.9.   Requests for Loans, Conversions, etc.................................................25
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.........................................................25
         3.1.   Maturity.............................................................................25
         3.2.   Mandatory Repayments of Revolving Credit Loans.......................................25
         3.3.   Optional Repayments of Revolving Credit Loans........................................25
4.   THE TERM LOANS..................................................................................26
         4.1.   Commitment to Lend...................................................................26
                  4.1.1.   Term Loan A...............................................................26
                  4.1.2.   Term Loan B...............................................................26
         4.2.   The Term Notes.......................................................................26
                  4.2.1.   Term Loan A...............................................................26
                  4.2.2.   Term Loan B...............................................................27
         4.3.   Repayment of Principal of Term Loans.................................................27
                  4.3.1.   Term Loan A...............................................................27
                  4.3.2.   Term Loan B...............................................................28
         4.4.   Prepayment of Term Loans.............................................................28
                  4.4.1.   Optional Prepayment.......................................................28
                  4.4.2.   Mandatory Prepayments.....................................................29
         4.5.  Interest Rates........................................................................31
         4.6.  Notification by Borrowers; Interest Rate Conversion Options...........................32
         4.7.  Amounts, etc..........................................................................32
5.   LETTERS OF CREDIT...............................................................................32
         5.1.   Letter of Credit Commitment..........................................................32
                  5.1.1.   Commitment to Issue Letters of Credit.....................................32

                  5.1.2.   Letter of Credit Applications.............................................33
                  5.1.3.   Terms of Letters of Credit................................................33
                  5.1.4.   Reimbursement Obligations of Banks........................................33
                  5.1.5.   Participations of Banks...................................................33
         5.2.   Reimbursement Obligation of the Borrowers............................................33
         5.3.   Letter of Credit Payments............................................................34
         5.4.   Obligations Absolute.................................................................35
         5.5.   Reliance by Issuer...................................................................35
         5.6.   Letter of Credit Fee.................................................................36
6.   CERTAIN GENERAL PROVISIONS......................................................................36
         6.1.   Fees.................................................................................36
         6.2.   Funds for Payments...................................................................36
                  6.2.1.   Payments to Agent.........................................................36
                  6.2.2.   No Offset, etc............................................................36
         6.3.   Computations.........................................................................37
         6.4.   Inability to Determine Eurodollar Rate...............................................37
         6.5.   Illegality...........................................................................37
         6.6.   Additional Costs, etc................................................................37
         6.7.   Capital Adequacy.....................................................................39
         6.8.   Certificate..........................................................................39
         6.9.   Indemnity............................................................................39
         6.10.  Interest After Default...............................................................40
                  6.10.1.   Overdue Amounts..........................................................40
                  6.10.2.   Amounts Not Overdue......................................................40
                  6.10.3.   Letters of Credit........................................................40
         6.11.  Concerning Joint and Several Liability of the Borrowers..............................40
7.   COLLATERAL SECURITY; COLLATERAL NOTES...........................................................43
         7.1.   Security of Borrowers................................................................43
         7.2.   Collateral Notes.....................................................................43
8.   REPRESENTATIONS AND WARRANTIES..................................................................44
         8.1.   Corporate Authority..................................................................44
                  8.1.1.   Incorporation; Good Standing..............................................44
                  8.1.2.   Authorization.............................................................44
                  8.1.3.   Enforceability............................................................44
         8.2.   Governmental Approvals...............................................................44
         8.3.   Title to Properties; Leases..........................................................45
         8.4.   Financial Statements and Projections.................................................45
                  8.4.1.   Fiscal Year...............................................................45
                  8.4.2.   Financial Statements......................................................45
                  8.4.3.   Pro Forma Balance Sheet and Projections...................................45
         8.5.   No Material Changes, etc.............................................................46
         8.6.   Laws, Licenses; Franchises, Patents, Copyrights, etc.................................46
                  8.6.1.   Laws, Licenses............................................................46
                  8.6.2.   Franchises, Patents, Copyrights, etc......................................46

         8.7.   Litigation...........................................................................46
         8.8.   No Materially Adverse Contracts, etc.................................................47
         8.9.   Compliance with Other Instruments, etc...............................................47
         8.10.  Tax Status...........................................................................47
         8.11.  No Event of Default..................................................................47
         8.12.  Holding Company and Investment Company Acts..........................................47
         8.13.  Absence of Financing Statements; Perfection of Security Interests....................47
         8.14.  Employee Benefit Plans...............................................................48
                  8.14.1.   In General...............................................................48
                  8.14.2.   Terminability of Welfare Plans...........................................48
                  8.14.3.   Guaranteed Pension Plans.................................................48
                  8.14.4.   Multiemployer Plans......................................................48
         8.15.   Use of Proceeds.....................................................................48
                  8.15.1.   General..................................................................48
                  8.15.2.   Regulations U and X......................................................48
                  8.15.3.   Ineligible Securities....................................................48
         8.16.   Disclosure..........................................................................49
         8.17.   Environmental Compliance............................................................49
         8.18.   Subsidiaries, etc...................................................................50
         8.19.   Leases..............................................................................50
         8.20.   Solvency............................................................................51
         8.21.   Certain Transactions................................................................51
         8.22.   Bank Accounts.......................................................................51
         8.23.   Year 2000 Problem...................................................................51
         8.24.   Units...............................................................................51
         8.25.   Franchise Agreements................................................................52
9.   AFFIRMATIVE COVENANTS...........................................................................52
         9.1.   Punctual Payment.....................................................................52
         9.2.   Maintenance of Office................................................................52
         9.3.   Records and Accounts.................................................................52
         9.4.   Financial Statements, Certificates and Information...................................52
         9.5.   Notices..............................................................................54
                  9.5.1.   Defaults..................................................................54
                  9.5.2.   Environmental Events......................................................54
                  9.5.3.   Notification of Claim against Collateral..................................54
                  9.5.4.   Notice of Litigation and Judgments........................................54
                  9.5.5.   Notice of Franchise Agreements............................................54
         9.6.   Corporate Existence; Maintenance of Properties.......................................55
         9.7.   Insurance............................................................................55
                  9.7.1.   Required Insurance........................................................55
                  9.7.2.   Insurance Proceeds........................................................56
                  9.7.3.   Notice of Cancellation....................................................56
         9.8.   Taxes................................................................................56

         9.9.   Inspection of Properties and Books, etc..............................................57
                  9.9.1.   General...................................................................57
                  9.9.2.   Environmental Assessments.................................................57
                  9.9.3.   Communications with Accountants...........................................57
         9.10.   Compliance with Laws, Contracts, Licenses, and Permits..............................57
         9.11.   OMITTED.............................................................................58
         9.12.   Use of Proceeds.....................................................................58
         9.13.   Additional Mortgaged Property; Notice of Leases; Surveys and Title Insurance........58
         9.14.   Further Assurances..................................................................58
         9.15.   Conduct of Business; Units..........................................................59
         9.16.   Bank Accounts.......................................................................59
         9.17.   New Subsidiaries....................................................................59
10.   CERTAIN NEGATIVE COVENANTS.....................................................................60
         10.1.   Restrictions on Indebtedness........................................................60
         10.2.   Restrictions on Liens...............................................................61
         10.3.   Restrictions on Investments.........................................................62
         10.4.   Distributions.......................................................................63
         10.5.   Mergers and Consolidations, Dispositions of Assets, Acquisitions....................63
                  10.5.1.   Mergers and Consolidations...............................................63
                  10.5.2.   Dispositions of Assets...................................................63
                  10.5.3.   Acquisitions.............................................................64
         10.6.   Sale and Leaseback..................................................................64
         10.7.   Compliance with Environmental Laws..................................................65
         10.8.   Employee Benefit Plans..............................................................65
         10.9.   Change in Fiscal Year...............................................................65
         10.10.  Transactions with Affiliates........................................................65
         10.11.  Bank Accounts.......................................................................65
         10.12.  Franchises..........................................................................66
11.   FINANCIAL COVENANTS OF THE BORROWER............................................................66
         11.1.   Leverage Ratio......................................................................66
         11.2.   Fixed Charge Coverage Ratio.........................................................66
         11.3.   Consolidated Tangible Net Worth.....................................................66
         11.4.   New Unit Capital Expenditures.......................................................66
12.   CLOSING CONDITIONS.............................................................................67
         12.1.   Loan Documents, etc.................................................................67
         12.2.   Certified Copies of Charter Documents...............................................67
         12.3.   Corporate Action....................................................................67
         12.4.   Incumbency Certificate..............................................................67
         12.5.   Validity of Liens...................................................................67
         12.6.   Perfection Certificates and UCC Search Results......................................68
         12.7.   Survey and Taxes....................................................................68
         12.8.   Title Insurance.....................................................................68

         12.9.   Landlord Consents...................................................................68
         12.10.  Hazardous Waste Assessments.........................................................68
         12.11.  Certificates of Insurance...........................................................68
         12.12.  Solvency Certificate................................................................68
         12.13.  Opinion of Counsel..................................................................69
         12.14.  Payment of Fees and Expenses........................................................69
         12.15.  Payoff Letter.......................................................................69
         12.16.  Consents and Approvals..............................................................69
         12.17.  Disbursement Instructions...........................................................69
         12.18.  No Material Adverse Change..........................................................69
         12.19.  Financial Statements and Projections................................................70
         12.20.  No Litigation.......................................................................70
         12.21.  Absence of Default under other Agreements...........................................70
         12.22.  Other Documentation.................................................................70
13.   CONDITIONS TO ALL BORROWINGS...................................................................70
         13.1.   Representations True; No Event of Default...........................................70
         13.2.   No Legal Impediment.................................................................70
         13.3.   Governmental Regulation.............................................................71
         13.4.   Proceedings and Documents...........................................................71
14.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................71
         14.1.   Events of Default and Acceleration..................................................71
         14.2.   Termination of Commitments..........................................................73
         14.3.   Remedies............................................................................74
         14.4.   Distribution of Collateral Proceeds.................................................74
15.   SETOFF.........................................................................................75
16.   THE AGENT......................................................................................75
         16.1.   Authorization.......................................................................75
         16.2.   Employees and Agents................................................................76
         16.3.   No Liability........................................................................76
         16.4.   No Representations..................................................................76
                  16.4.1.   General..................................................................76
                  16.4.2.   Closing Documentation, etc...............................................77
         16.5.   Payments............................................................................77
                  16.5.1.   Payments to Agent........................................................77
                  16.5.2.   Distribution by Agent....................................................77
                  16.5.3.   Delinquent Banks.........................................................77
         16.6.   Holders of Notes....................................................................78
         16.7.   Indemnity...........................................................................78
         16.8.   Agent as Bank.......................................................................78
         16.9.   Resignation.........................................................................78
         16.10.  Notification of Defaults and Events of Default; Other Notices.......................79
         16.11.  Duties in the Case of Enforcement...................................................79
17.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..................................................79
         17.1.   Sharing of Information with Section 20 Subsidiary...................................79

         17.2.   Confidentiality.....................................................................80
         17.3.   Prior Notification..................................................................80
         17.4.   Other...............................................................................80
18.   EXPENSES AND INDEMNIFICATION...................................................................80
         18.1.   Expenses............................................................................80
         18.2.   Indemnification.....................................................................81
         18.3.   Survival............................................................................82
19.   SURVIVAL OF COVENANTS, ETC.....................................................................82
20.   ASSIGNMENT AND PARTICIPATION...................................................................82
         20.1.   Conditions to Assignment by Banks...................................................82
         20.2.   Certain Representations and Warranties; Limitations; Covenants......................83
         20.3.   Register............................................................................84
         20.4.   New Notes...........................................................................84
         20.5.   Participations......................................................................85
         20.6.   Disclosure..........................................................................85
         20.7.   Assignee or Participant Affiliated with the Borrowers...............................85
         20.8.   Miscellaneous Assignment Provisions.................................................86
         20.9.   Assignment by Borrowers.............................................................86
         20.10.  Syndication.........................................................................86
         20.11.  Bank Merger Etc.....................................................................86
21.   NOTICES, ETC...................................................................................86
22.   GOVERNING LAW..................................................................................87
23.   HEADINGS.......................................................................................87
24.   COUNTERPARTS...................................................................................88
25.   ENTIRE AGREEMENT, ETC..........................................................................88
26.   WAIVER OF JURY TRIAL...........................................................................88
27.   CONSENTS, AMENDMENTS, WAIVERS, ETC.............................................................88
28.   SEVERABILITY...................................................................................89
29.   RIGHT TO PUBLICIZE.............................................................................89
30.   USURY..........................................................................................89
31.   DOCUMENTATION AGENT............................................................................90

                             SCHEDULES AND EXHIBITS

Schedule 1            Banks; Revolving Credit Commitments; Revolving Credit
                      Commitment Percentages; Term A Commitments; Term A
                      Commitment Percentages; Term B Commitments; Term B
                      Commitment Percentages
Schedule 8.3          Title to Properties; Leases
Schedule 8.6.1        Liquor License Matters
Schedule 8.6.2        Intellectual Property Matters
Schedule 8.7          Litigation
Schedule 8.14.2       Terminability of Welfare Plans
Schedule 8.17         Environmental Matters
Schedule 8.18         Subsidiaries; Joint Ventures
Schedule 8.22         Bank Accounts
Schedule 8.24         Units
Schedule 10.1         Existing Indebtedness
Schedule 10.2         Existing Liens
Schedule 10.3         Existing Investments
Schedule 12.9         Landlord Consents

Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Revolving Credit Loan Request
Exhibit C             Form of Term A Note
Exhibit D             Form of Term B Note
Exhibit E             Form of Compliance Certificate
Exhibit F             Form of Assignment and Acceptance
Exhibit G             Form of Monthly Financial Statements

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of June 30, 2000, by and among, (a) DAVE & BUSTER'S, INC., a Missouri corporation ("DBI"), DAVE & BUSTERS I., L.P., a Texas limited partnership, DAVE & BUSTER'S OF ILLINOIS, INC., an Illinois corporation, DAVE & BUSTER'S OF GEORGIA, INC., a Georgia corporation, DAVE & BUSTER'S OF PENNSYLVANIA, INC., a Pennsylvania corporation, DANB TEXAS, INC., a Texas corporation, DAVE & BUSTER'S OF MARYLAND, INC., a Maryland corporation, DAVE & BUSTER'S OF CALIFORNIA, INC., a California corporation, DAVE & BUSTER'S OF COLORADO, INC., a Colorado corporation, DAVE & BUSTER'S OF NEW YORK, INC., a New York corporation, DAVE & BUSTER'S OF FLORIDA, INC., a Florida corporation, DAVE & BUSTER'S OF PITTSBURGH, INC., a Pennsylvania corporation, and D&B REALTY HOLDING, INC., a Missouri corporation, and each of the other Subsidiaries of DBI which shall from time to time hereafter become a party to hereto pursuant to Section 9.17 hereof (collectively, the "Borrowers"),
(b) FLEET NATIONAL BANK ("Fleet"), a national banking association and the other lending institutions listed on Schedule 1, (c) FLEET NATIONAL BANK as agent and administrative agent for itself and such other lending institutions, and (d) BANK ONE, TEXAS, N.A. as documentation agent (the "Documentation Agent"), pursuant to which the parties agree as follows.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrowers pursuant to Section 9.4(d).

         Affiliate. Any Person that would be considered to be an affiliate of any Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

         Agency Account Agreement. See Section 9.16.

         Agent's Office. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. Fleet acting as agent and administrative agent for the Banks, or such successor Agent as may be appointed pursuant to Section 16.9 hereof.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable Excess Cash Flow Percentage. With respect to any mandatory prepayment out of Consolidated Excess Operating Cash Flow required under Section 4.4.2.2, if the Leverage Ratio of the Borrowers and their Subsidiaries (1) as of the last day of the fiscal year with respect to which such prepayment is to be calculated and (2) as of the last day of the fiscal quarter immediately following the fiscal year with respect to which such prepayment is to be calculated is (a) less than 1.50 to
1.00 on both such days, the applicable Excess Cash Flow Percentage shall be 0%, and (b) greater than or equal to 1.50 to 1.00 on either or both of such days, the Applicable Excess Cash Flow Percentage shall be 50%.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin with respect to Revolving Credit Loans, Term Loan A, and Term Loan B (in each case, for Base Rate Loans and Eurodollar Rate Loans) and for the Letters of Credit shall be the applicable percentage set forth below with respect to each such Loan or Letter of Credit, as the case may be, corresponding to the Borrowers' Leverage Ratio, as determined for the most recent period of four consecutive fiscal quarters of the Borrowers ending immediately prior to the applicable Rate Adjustment Period:

                                            REVOLVING CREDIT
                                                  LOANS               TERM LOAN A                TERM LOAN B
                                          ---------------------    -----------------        ----------------------
                                                       EURO-
                                                      DOLLAR
                                                       RATE
                                                       LOANS                  EURO-                         EURO-
                                          BASE          AND        BASE       DOLLAR                        DOLLAR
                                          RATE       LETTERS OF    RATE        RATE         BASE RATE        RATE
   LEVEL           LEVERAGE RATIO         LOANS       CREDIT       LOANS       LOANS          LOANS          LOANS
   -----           --------------         -----      ----------    -----      ------        ---------       ------
I                     < 1.50:1            0.50%        2.00%       0.50%       2.00%          1.50%          3.00%

II             8 1.50:1 and < 2.00:1      1.00%        2.50%       1.00%       2.50%          1.75%          3.25%

III                   8 2.00:1            1.50%        3.00%       1.50%       3.00%          2.00%          3.50%

         Notwithstanding the foregoing, (a) for the period commencing on the Closing Date through the end of the month in which the compliance certificate for the fiscal year ending January 31, 2001 is delivered pursuant to Section 9.4(d) hereof, the Applicable Margin shall be that percentage corresponding to Level III in the table above; and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to Section 9.4(d) hereof, then for the period commencing on the date after the day on which such Compliance Certificate was due through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level III in the table above.

         Approved Fund. With respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank or by an affiliate of such investment advisor.

         Arranger. FleetBoston Robertson Stephens Inc., in its capacity as exclusive syndication agent and arranger for the credit facilities provided hereunder.

         Assignment and Acceptance. See Section 20.1.

         Balance Sheet Date. January 31, 2000.

         Banks. Fleet and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.

         Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

         Base Rate Loans. Revolving Credit Loans and all or any portion of a Term Loan bearing interest calculated by reference to the Base Rate.

         Borrower(s). As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrowers or any of their Subsidiaries in connection with (i) the purchase or lease by the Borrowers or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, (ii) New Unit Capital Expenditures, or (iii) the lease of any assets by the Borrowers any of their Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

         Capitalized Leases. Leases under which any Borrower or any of their respective Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 8.17(a).

         Change of Control. At any time, the occurrence of one or more of the following events: (i) DBI shall cease to own directly or indirectly at least 100% of the Voting Stock and economic interests of each Borrower other than DBI,
(ii) any Person shall own more than 51% of the Voting Stock and economic interests of DBI or (iii) the replacement of a majority of the board of directors of any Borrower over a two-year period from the directors who constituted the board of directors of such Borrower, as applicable, at the beginning of such period, and such replacement shall not (1) have been approved by a vote of at least a majority of the board of directors of such Borrower, as applicable, then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved, or (2) in the case of each Borrower other than DBI, have been elected or nominated for election by DBI.

         Closing Date. The first date on which the conditions set forth in Sections 12 and 13 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrowers and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Collateral Notes. See Section 7.2.

         Compliance Certificate. See Section 9.4(d).

         Concentration Accounts. The accounts with Chase Bank of Texas, National Association, Bank One, Texas, N.A., Bank of America, N.A., and Fleet or any other depository account that are (a) in the name of one or more of the Borrowers, (b) under the control of the Agent for the benefit of the Banks and the Agent, and (c) with a financial institution reasonably acceptable to the Agent that has entered into an Agency Account Agreement with the Agent and the Borrowers.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and all of their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Cash Flow. For any period, Consolidated EBITDA of the Borrowers and their Subsidiaries for such period, (A) minus cash taxes paid during such period by the Borrowers and their Subsidiaries on a consolidated basis, (B) minus the greater of (i) the aggregate amount of Maintenance Capital Expenditures made during such period by the Borrowers and their Subsidiaries and
(ii) an amount equal to $450,000 multiplied by the number of Units that are in operation on the last day of such period multiplied by the number of days in such period divided by 365, (C) plus Unit Operating Lease Expense for such period.

         Consolidated EBITDA. For any period, the sum of (A) the Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such period, plus (B) to the extent deducted in the calculation of Consolidated Pre-Tax Income of the Borrowers and their

Subsidiaries, (i) Consolidated Total Interest Expense for such period, plus (ii) Consolidated Start-Up Costs and depreciation and amortization expenses of the Borrowers and their Subsidiaries for such period, plus (iii) other non-cash charges of the Borrowers and their Subsidiaries for such period, plus (iv) extraordinary, non-recurring non-cash losses (including, without limitation, non-cash losses from asset dispositions) minus (C) to the extent included in the calculation of Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries, all extraordinary, non-recurring gains (including, without limitation, gains from asset dispositions).

         Consolidated Excess Operating Cash Flow. For any period, the sum of (a) Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such period, minus (b) to the extent not already deducted from Consolidated Pre-Tax Income, the aggregate amount of Capital Expenditures of the Borrowers and their Subsidiaries made during such period to the extent that such Capital Expenditures were not financed by the incurrence of Indebtedness permitted hereunder (including without limitation, Revolving Credit Loans incurred hereunder), minus (c) without duplication, cash taxes paid during such period, minus (d) required principal repayments during such period on Indebtedness of the Borrowers and their Subsidiaries, minus (e) any voluntary prepayment of the Term Loans during such period, plus (f) depreciation and amortization expenses for such period.

         Consolidated Fixed Charges. For any period, the sum of (a) all scheduled payments of principal on Indebtedness of the Borrowers and their Subsidiaries, including Capitalized Leases and including synthetic leases referred to in clause (vi) of the definition of the term "Indebtedness" during such period, plus (b) Consolidated Total Interest Expense during such period, plus (c) Unit Operating Lease Expense during such period. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.

         Consolidated Funded Indebtedness. At any time, the sum of (a) the aggregate amount of Indebtedness of the Borrowers and their Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases, plus (b) without duplication, the aggregate maximum drawing amount of all letters of credit issued for the account of any Borrower or any of its Subsidiaries (including, without limitation, the Maximum Drawing Amount), plus (c) without duplication, all Indebtedness of the type described in clauses (a) and (b) above guaranteed by any Borrower or any of its Subsidiaries.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Pre-Tax Income. For any period, Consolidated Net Income for such period plus, to the extent deducted from the calculation of Consolidated Net Income, income tax paid or payable for such period, determined in accordance with generally accepted accounting principles.

         Consolidated Start-Up Costs. Consolidated "start-up costs" of the Borrowers and their Subsidiaries (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new Units, such costs including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities, net of landlord reimbursements.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrowers and their Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         Consolidated Total Assets. The sum of (i) all assets ("consolidated balance sheet assets") of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (ii) without duplication, all assets leased by the Borrowers or any of their Subsidiaries as lessee under any synthetic lease referred to in clause
(vi) of the definition of the term "Indebtedness" to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease, plus (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases, or any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness," and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with any Indebtedness other than any up-front fees paid to the Banks or the Agent on the Closing Date in connection with the financing provided hereunder (including the amortization thereof).

         Consolidated Total Liabilities. All liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all other Indebtedness of the Borrowers and their Subsidiaries, whether or not so classified.

         Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7 or Section 4.6, as applicable.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         D&B License Agreements. License agreements to which one of the Borrowers or its Subsidiaries is party pursuant to which such Borrower or Subsidiary licenses to any other Person any know-how, intellectual property or other assets related to the business of the Borrowers.

         DBI. As defined in the preamble hereto.

         Default. See Section 14.1.

         Delinquent Bank. See Section 16.5.3.

         Distribution. The declaration or payment of any dividend or other distribution on or in respect of any Equity Interests of a Person other than dividends or distributions payable solely in Equity Interests of such Person of the same class; the purchase, redemption, or other retirement of any Equity Interests of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to the holders of its Equity Interests as such; or any other distribution on or in respect of any Equity Interests of a Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States of America that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7, or all or any portion of a Term Loan is converted or continued in accordance with Section 4.6.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States of America, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any mutual fund, insurance company, or investment fund that is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended); and (f) if, but only if, any Event of

Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate other than a Multiemployer Plan.

         Environmental Laws. See Section 8.17(a).

         EPA. See Section 8.17(b).

         Equity Interests. All equity interests of a Person, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) limited liability company membership interests, (d) options, warrants, or other rights to purchase or acquire any Equity Interest, or (e) securities convertible into any Equity Interest.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with any of the Borrowers under Section 414 of the Code.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any of the Banks subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 10:00 a.m. (Boston time) two Eurodollar Business Days prior to the beginning of such Interest Period, divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable, or (b) if such information on such Telerate Page is not available, the rate at which the Agent's Eurodollar Lending Office is offered Dollar deposits at 10:00 a.m. (Boston time) two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of Fleet to which such Interest Period applies, divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of a Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 14.1.

         Existing Unit Permitted Sale-Leaseback. A Permitted Sale-Leaseback that is not a New Unit Permitted Sale-Leaseback.

         Fee Letter. The amended and restated fee letter agreement dated June 30, 2000 among Fleet, the Arranger and the Borrowers.

         Fiscal Year. See Section 8.4.1.

         Fixed Charge Coverage Ratio. As at the end of any fiscal quarter of the Borrowers, the ratio of (a) Consolidated Cash Flow for the period of the four
(4) consecutive fiscal quarters then ending to (b) Consolidated Fixed Charges for the period of the four (4) consecutive fiscal quarters then ending.

         Fleet. As defined in the preamble hereto.

         Former Agent. See Section 12.15.

         Former Credit Agreement. The Credit Agreement, dated as of May 21, 1997, among DBI, the Former Agent and the Former Lenders.

         Former Lenders. See Section 12.15.

         Fronting Fee. See Section 5.6.

         generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Hazardous Substances. See Section 8.17(b).

         Incurrence Ratio. During any fiscal quarter of the Borrowers, the maximum permitted Leverage Ratio as at the end of the most recently ended fiscal quarter as set forth in Section 11.1, after reducing the numerator of such ratio by 0.15.

         Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i) every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than any of the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of each calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period, and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of a Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Revolving Credit Loan Request or in a notice given with respect to the Term Loans (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of such Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrowers shall fail to give notice as provided in
         Section 2.7 or Section 4.6, as applicable, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit
         Loan), the Term Loan A Maturity Date (if comprising Term Loan A or a portion thereof) or the Term Loan B Maturity Date (if comprising Term Loan B or a portion thereof) shall end on, respectively, the Revolving Credit Loan Maturity Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date.

         International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments described under Indebtedness) or obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit. See Section 5.1.1.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Fee. See Section 5.6.

         Letter of Credit Participation. See Section 5.1.4.

         Leverage Ratio. As at the end of any fiscal quarter of the Borrowers, the ratio of (a) Consolidated Funded Indebtedness at such date to (b) Consolidated EBITDA for the period of the four (4) consecutive fiscal quarters then ending.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, and the Security Documents.

         Loans. The Revolving Credit Loans and the Term Loans.

         Maintenance Capital Expenditures. Capital Expenditures that are not New Unit Capital Expenditures.

         Majority Banks. As of any date, any combination of Banks the sum of whose aggregate Revolving Credit Commitments and outstanding principal amounts under the Term Loans constitute at least fifty-one percent (51%) of the sum of the Total Revolving Commitment and the total outstanding principal amounts under the Term Loans, or, if the Total Revolving Credit Commitment has been terminated or if the Revolving Credit Loan

Maturity Date has occurred, any combination of Banks holding at least fifty-one percent (51%) of the total outstanding principal amount of the Loans on such Date.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Mortgaged Property. Any Real Estate which is subject to a mortgage.

         Mortgages. The several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, and each of the mortgages and deeds of trust which may be delivered after the Closing Date in accordance with Section 9.13, from one of the Borrowers to the Agent with respect to the interests of the Borrowers in certain parcels of the Real Estate consisting of fee properties and ground leases and in form and substance satisfactory to the Agent.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate that is subject to Title IV of ERISA.

         Net Cash Proceeds. In connection with any sale or other disposition of assets or any issuance of equity or incurrence of Consolidated Funded Indebtedness after the Closing Date, the cash proceeds received from such sale or other disposition or such issuance or incurrence, net of all costs of sale, underwriting or brokerage costs, and taxes paid or payable as a result thereof by the Borrowers or any of their Subsidiaries.

         New Unit Capital Expenditures. Capital Expenditures related to the construction, acquisition or opening of new Units net of landlord reimbursements.

         New Unit Permitted Sale-Leaseback. A Permitted Sale-Leaseback involving the sale or transfer of any Unit which commences operations after the Closing Date (regardless of when the Real Estate on which such Unit is located was acquired) or any fee or leasehold interest in Real Estate acquired after the Closing Date.

         Note(s). The Revolving Credit Notes, the Term Notes and the Collateral Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrowers and their Subsidiaries to any of the Banks, the Agent, and the Arranger, individually or collectively, existing or arising on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof or arising or incurred under any Rate Protection Agreements entered into by any of the Borrowers or their Subsidiaries with any of the Banks or the Arranger.

         Other Accounts. See Section 19.16.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Acquisition. See Section 10.5.3.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Permitted Sale-Leaseback. See Section 10.6.

         Person. Any individual, corporation, partnership, trust, unincorporated association, limited liability company, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Per-Unit Start-Up Cost Cap. With respect to Units opening in any fiscal year, an amount equal to $1,500,000 plus $150,000 times the number of Closing Date anniversary dates which have passed since the Closing Date.

         Pro Forma Basis. In connection with any proposed Permitted Acquisition, the calculation of compliance with the financial covenants described in Section 10.5.3(v) hereof by the Borrowers and their Subsidiaries (including the business, business division or Person to be acquired as though such business, business division or Person were a Subsidiary of a Borrower) with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent, of such business, business division or Person and the Borrowers and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition with the adjustments described in (a), (b) and (c) below; and, following a Permitted Acquisition, the calculation of compliance with the covenants set forth in
Section 11 for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent of the business, business division or Person so acquired and the Borrowers and their Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition with the adjustments described in (a), (b) and (c) below:

                  (a) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred, made or assumed in connection with the Permitted Acquisition shall be deemed to have been incurred, made or assumed on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition or which is attributable to the business or business division acquired or to be acquired which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid on the first day of the Test Period;

                  (b) all Indebtedness assumed to have been incurred pursuant to the preceding clause (a) shall be deemed to have borne interest at (i) the arithmetic mean of (A) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (B) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (ii) the Applicable Margin with respect to Revolving Credit Loans which are Eurodollar Rate Loans then in effect (after giving effect to the Permitted Acquisition on a pro forma basis); and

                  (c) for purposes of calculating Consolidated EBITDA and Consolidated Cash Flow for the Test Period, other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         Rate Protection Agreement. Any interest rate swap, cap, collar or similar agreement or arrangement entered into, from time to time, by any of the Borrowers or their Subsidiaries and any of the Banks or any of their respective affiliates to protect such Borrower or such Subsidiary against fluctuations in interest rates on Indebtedness of such Borrower or such Subsidiary.

         RCRA. See Section 8.17(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or their Subsidiaries.

         Real Estate Leases. Leases, including ground leases and space leases, pursuant to which any Borrower leases Real Estate.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Register. See Section 20.3.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Revolving Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving Credit Commitments of all of the Banks.

         Revolving Credit Loan Maturity Date. July 31, 2005.

         Revolving Credit Loan Request. See Section 2.6.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Note(s). See Section 2.4.

         Sale-Leaseback. See Section 10.6.

         SARA. See Section 8.17(a).

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Agent, and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Security Agreement, the Mortgages, the Trademark Security Agreement, the Stock Pledge Agreement, the Agency Account Agreements, and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, among certain of the Borrowers and the Agent, and in form and substance satisfactory to the Banks and the Agent.

         Subsidiary. Any corporation, partnership, association, trust, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Survey. In relation to each Mortgaged Property, a current instrument survey of such Mortgaged Property that (a) is prepared in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" established by ALTA and ACSM in 1997 and meets the accuracy requirements of a Class A or Urban survey, (b) contains a signed and sealed Surveyor Certificate in favor of the Agent, the Borrowers and the Title Insurance Company and (c) is otherwise in form and substance satisfactory to the Agent.

         Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Agent in form and substance.

         Term A Commitment. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's commitment to make a portion of Term Loan A to the Borrowers.

         Term A Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Term A Commitments of all the Banks.

         Term A Note(s). See Section 4.2.1.

         Term B Commitment. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's commitment to make a portion of Term Loan B to the Borrowers.

         Term B Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Term B Commitments of all the Banks.

         Term B Note(s). See Section 4.2.2.

         Term Loan A. The term loan to be made to the Borrowers by the Banks pursuant to Section 4.1.1.

         Term Loan A Maturity Date. July 31, 2005.

         Term Loan B. The term loan to be made to the Borrowers by the Banks pursuant to Section 4.1.2.

         Term Loan B Maturity Date. August 5, 2007.

         Term Loan(s). Term Loan A and/or Term Loan B, as the context may require.

         Term Note Record. A Record with respect to a Term Note.

         Term Note(s). The Term A Notes and/or the Term B Notes, as the context may require.

         Test Period. (a) In connection with the calculation of financial covenant compliance on a Pro Forma Basis as required by Section 10.5.3(v) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition for which financial information is available, and (b) in connection with the calculation of the covenants set forth in Section 11 hereof following any Permitted Acquisition, the period of four consecutive fiscal quarters ending immediately prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

         Title Insurance Company. Chicago Title Insurance Company.

         Title Policy. In relation to each Mortgaged Property, an ALTA 1992 standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that one of the Borrowers or one of their Subsidiaries holds marketable fee simple or, as the case may be, leasehold title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (i) comprehensive endorsement #1, (ii) same-as survey endorsement, (iii) access endorsement, (iv) contiguity endorsement, (v) doing business endorsement, (vi) variable rate mortgage endorsement (vii) zoning endorsement, (viii) encroachment endorsement,
(ix) ALTA form 8.1 endorsement and (x) deletion of creditors' rights endorsement (in each case to the extent available in the applicable jurisdiction).

         Total Commitment. The sum of the Total Revolving Credit Commitment, the Total Term A Commitment and the Total Term B Commitment as in effect from time to time.

         Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

         Total Term A Commitment. The sum of the Term A Commitments of the Banks, as in effect from time to time.

         Total Term B Commitment. The sum of the Term B Commitments of the Banks, as in effect from time to time.

         Trademark Security Agreement. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Agent, and in form and substance satisfactory to the Banks and the Agent.

         Type. As to any Revolving Credit Loan or all or any portion of a Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unit. A particular restaurant and/or entertainment center at a particular location that is owned or operated by a Borrower or a Borrower's Subsidiary or that is operated by a franchisee of a Borrower or a Borrower's Subsidiary.

         Unit Operating Lease Expense. For any period, operating lease expense of the Borrowers and their Subsidiaries payable during such period for the lease of Units or Real Estate on which Units are located, provided that any such operating lease expense shall not include any amounts payable to the extent such amounts are determined by reference to revenues, profits or performance of such Unit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, partnership, association, limited liability company, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow on a joint and several basis from time to time from the Closing Date up to and including the Revolving Credit Loan Maturity Date upon notice by the Borrowers to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment, minus such Bank's Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations provided that the Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested), plus the Maximum Drawing Amount, plus all Unpaid Reimbursement Obligations shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee in an amount equal to the one-half of one percent (0.50%) on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment exceeds the sum of (a) the Outstanding amount of Revolving Credit Loans plus (b) the Maximum Drawing Amount, plus (c) all Unpaid Reimbursement Obligations during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending, commencing on the first such date after the Closing Date, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

         2.3. REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT. Subject to Section 6.9, the Borrowers shall have the right at any time and from time to time upon three (3) Business Days prior written notice (confirmed telephonically on the date of delivery of such written notice) or telephonic notice (confirmed in writing on the date of such telephonic notice) to the Agent to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof, or terminate entirely, the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks, in accordance with their Revolving Credit Commitment Percentages, the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate joint and several promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the Outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.10,

                  (a) Each Revolving Credit Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto and thereafter during each subsequent Interest Period with respect thereto at an annual rate equal to the sum of (i) the Base Rate plus
         (ii) the Applicable Margin with respect to Revolving Credit Loans which are Base Rate Loans, as in effect from time to time while such Base Rate Loan is Outstanding.

                  (b) Each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto and thereafter during each subsequent Interest Period at an annual rate equal to the sum of (i) the Eurodollar Rate plus (ii) the Applicable Margin with respect to Revolving Credit Loans which are Eurodollar Rate Loans, as in effect from time to time while such Eurodollar Rate Loan is Outstanding.

                  (c) The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrowers shall give to the Agent telephonic and written notice (such written notice to be in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") (a) prior to 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) prior to 1:00 p.m. (Boston time) on the third Eurodollar Business Day prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such written notice shall specify (w) the principal amount of the Revolving Credit Loan requested, (x) the proposed Drawdown Date of such Revolving Credit Loan, (y) if a Eurodollar Rate Loan, the Interest Period for such Revolving Credit Loan and (z) the Type of such Revolving Credit Loan. Upon receipt of any such notices, the Agent shall promptly notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Revolving Credit Loan Request shall be in a minimum aggregate amount of $250,000 or an integral multiple thereof.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrowers may elect from time to time to convert any Outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day prior written notice (confirmed telephonically on the date of delivery of such written notice) or telephonic notice (confirmed in writing on the date of such telephonic notice) of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days prior written notice (confirmed telephonically on the date of delivery of such written notice) or telephonic notice (confirmed in writing on the date of such telephonic notice) of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a

         Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
         Section 2.7.2 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Revolving Credit Loans that are Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Revolving Credit Loans that are Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $250,000 in excess thereof. At no time shall there be more than six (6) Revolving Credit Loans that are Eurodollar Rate Loans having different Interest Periods.

         2.8. FUNDS FOR REVOLVING CREDIT LOANS.

                  2.8.1. FUNDING PROCEDURES. Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's

         Revolving Credit Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. REQUESTS FOR LOANS, CONVERSIONS, ETC. Any provisions in this
Section 2 or Section 4 which requires the Borrowers to deliver any notices or requests for Revolving Credit Loans or to convert Loans from one Type of Loan to another is satisfied by any Borrower signing the request or notice, and each Borrower agrees to be bound by such request or notice.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, or at such earlier time as the Revolving Credit Loans become due and payable as set forth herein, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, or at such earlier time as the Revolving Credit Loans become due and payable as set forth herein, all of the Revolving Credit Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the Outstanding amount of the Revolving Credit Loans, plus the Maximum Drawing Amount, plus all Unpaid Reimbursement Obligations exceeds the Total Revolving Credit Commitment, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Revolving Credit Loans. Each prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Each prepayment pursuant to this Section 3.2 shall be made in accordance with the provisions of Section 6.9.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the Outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 that is not made on the last day of the Interest Period relating thereto shall be accompanied by any amounts due under Section 6.9 hereunder. The Borrowers shall give the Agent, no later than 1:00 p.m., Boston time, on the date of any proposed prepayment prior written notice (confirmed telephonically on the date of delivery of such written notice, but in any case such confirmation to occur no later than 1:00 p.m., Boston time, on the date of any such proposed prepayment) or telephonic notice (confirmed in writing on the date of such telephonic notice) of any proposed prepayment pursuant to this Section 3.3 of Base Rate

Loans, and no later than 1:00 p.m., Boston time, three (3) Eurodollar Business Days prior to the date of any proposed repayment, prior written notice (confirmed telephonically on the date of delivery of such written notice) or telephonic notice (confirmed in writing on the date of such telephonic notice) of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                               4. THE TERM LOANS.

         4.1. COMMITMENT TO LEND.

                  4.1.1. TERM LOAN A. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrowers, on the Closing Date, the amount of its Term A Commitment Percentage of the principal amount of $37,500,000.

                  4.1.2. TERM LOAN B. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrowers, on the Closing Date the amount of its Term B Commitment Percentage of the principal amount of $42,500,000.

         4.2. THE TERM NOTES.

                  4.2.1. TERM LOAN A. Term Loan A shall be evidenced by separate joint and several promissory notes of the Borrowers in substantially the form of Exhibit C hereto (each a "Term A Note" and collectively the "Term A Notes"), dated the Closing Date and completed with appropriate insertions. One Term A Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term A Commitment Percentage of Term Loan A and representing the obligation of the Borrowers to pay to such Bank such principal amount or, if less, such Bank's Term A Commitment Percentage of the outstanding amount of Term Loan A, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term A Commitment Percentage of Term Loan A and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term A Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term A Note to make payments of principal of and interest on any Term A Note when due.

                  4.2.2. TERM LOAN B. Term Loan B shall be evidenced by separate joint and several promissory notes of the Borrowers in substantially the form of Exhibit D hereto (each a "Term B Note" and collectively the "Term B Notes"), dated the Closing Date and completed with appropriate insertions. One Term B Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term B Commitment Percentage of Term Loan B and representing the obligation of the Borrowers to pay to such Bank such principal amount or, if less, such Bank's Term B Commitment Percentage of the outstanding amount of Term Loan B, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term B Commitment Percentage of Term Loan B and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term B Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term B Note to make payments of principal of and interest on any Term B Note when due.

         4.3. REPAYMENT OF PRINCIPAL OF TERM LOANS.

                  4.3.1. TERM LOAN A. The Borrowers jointly and severally promise to pay to the Agent, for the pro rata accounts of the Banks in accordance with their Term A Commitment Percentages, the principal amount of Term Loan A in such amounts on the last day of each fiscal quarter of the Borrowers as set forth in the table below, with a final payment of Term Loan A on the Term Loan A Maturity Date in an amount equal to the unpaid balance of Term Loan A.

                                  PRINCIPAL AMOUNT OF                                        PRINCIPAL AMOUNT OF
       PAYMENT DATE             TERM LOAN A TO BE REPAID           PAYMENT DATE            TERM LOAN A TO BE REPAID
       ------------             ------------------------           ------------            ------------------------
     October 29, 2000                  $  625,000                   May 4, 2003                   $1,975,000
     February 4, 2001                  $  625,000                 August 3, 2003                  $1,975,000
        May 6, 2001                    $  625,000                November 2, 2003                 $1,975,000
      August 5, 2001                   $  625,000                February 1, 2004                 $1,975,000
     November 4, 2001                  $1,275,000                   May 2, 2004                   $2,750,000
     February 3, 2002                  $1,275,000                 August 1, 2004                  $2,750,000
        May 5, 2002                    $1,275,000                October 31, 2004                 $2,750,000
      August 4, 2002                   $1,275,000                January 30, 2005                 $2,750,000
     November 3, 2002                  $1,275,000                   May 1, 2005                   $4,225,000
     February 2, 2003                  $1,275,000                   Term Loan A                   $4,225,000
                                                                   Maturity Date                  or balance

                  4.3.2. TERM LOAN B. The Borrowers jointly and severally promise to pay to the Agent, for the pro rata accounts of the Banks in accordance with their Term B Commitment Percentages, the principal amount of Term Loan B in such amounts on the last day of each fiscal quarter of the Borrowers as set forth in the table below, with a final payment of Term Loan B on the Term Loan B Maturity Date in an amount equal to the unpaid balance of Term Loan B.

                                    PRINCIPAL AMOUNT OF                                         PRINCIPAL AMOUNT OF
        PAYMENT DATE              TERM LOAN B TO BE REPAID            PAYMENT DATE            TERM LOAN B TO BE REPAID
        ------------              ------------------------            ------------            ------------------------
      October 29, 2000                    $ 62,500                    May 2, 2004                    $  100,000
      February 4, 2001                    $ 62,500                   August 1, 2004                  $  100,000
         May 6, 2001                      $ 62,500                  October 31, 2004                 $  100,000
       August 5, 2001                     $ 62,500                  January 30, 2005                 $  100,000
      November 4, 2001                    $100,000                    May 1, 2005                    $  100,000
      February 3, 2002                    $100,000                   July 31, 2005                   $  100,000
         May 5, 2002                      $100,000                  October 30, 2005                 $2,250,000
       August 4, 2002                     $100,000                  January 29, 2006                 $2,250,000
      November 3, 2002                    $100,000                   April 30, 2006                  $4,800,000
      February 2, 2003                    $100,000                   July 30, 2006                   $4,800,000
         May 4, 2003                      $100,000                  October 29, 2006                 $4,800,000
       August 3, 2003                     $100,000                  February 4, 2007                 $4,800,000
      November 2, 2003                    $100,000                    May 6, 2007                    $4,800,000
      February 1, 2004                    $100,000                    Term Loan B                    $12,150,000
                                                                     Maturity Date                    or balance

         4.4. PREPAYMENT OF TERM LOANS.

                  4.4.1. OPTIONAL PREPAYMENT. At any time no Revolving Credit Loans are Outstanding, the Borrowers shall have the right at any time to prepay the Term A Notes and the Term B Notes, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Agent, provided that (i) each partial prepayment shall be in the principal amount of $100,000 or a larger integral multiple thereof, (ii) any portion of a Term Loan bearing interest at the Eurodollar Rate that is prepaid pursuant to this Section 4.4 on a day other than the last day of the Interest Period relating thereto shall be accompanied by any amounts due under
         Section 6.9, (iii) each prepayment of the Term Loans shall be applied ratably to Term Loan A and Term Loan B in accordance with the outstanding principal amount thereof, (iv) each partial prepayment of Term Loan A shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term A Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion, (v) each partial prepayment of Term Loan B shall be allocated, as nearly as practicably, to the respective outstanding amount of each Bank's Term B Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of a Term Loan shall include all interest accrued to the date of prepayment and shall be applied pro rata to the remaining scheduled installments of principal due on such Term Loan. No amount repaid with respect to a Term Loan may be reborrowed. In connection with any prepayment of the Term Loans pursuant to this Section 4.4.1 and at any time prior to the repayment in full of the Term Loan A, any Bank holding any portion of Term Loan B may decline the required prepayment of the amount of Term Loan B owing to such Bank. In the event that a Bank so declines such prepayment, the principal amount so declined shall be applied to the repayment of Term Loan A as set forth in clause (iv) of this Section 4.4.1.

                  4.4.2. MANDATORY PREPAYMENTS.

                           4.4.2.1. MANDATORY PREPAYMENTS FROM NET CASH
                  PROCEEDS, ETC. In the event that any of the Borrowers or any of their Subsidiaries shall:

                           (a) sell any of its assets whether by sale of assets
                  or stock, for consideration in the case of any single transaction or a series of related transactions with a value in excess of $5,000,000 (excluding transactions described in clauses (b) or (c) below), where such asset sale is either permitted pursuant to Section 10.5.2 or is previously consented to in writing by the Majority Banks,

                           (b) receive Net Cash Proceeds in connection with a
                  New Unit Permitted Sale-Leaseback which are not reinvested in the Borrowers' business within two hundred and seventy (270) days after the receipt thereof by such Person,

                           (c) receive Net Cash Proceeds in connection with an
                  Existing Unit Permitted Sale-Leaseback or in connection with the sale of any Real Estate owned on the Closing Date where such sale is not made pursuant to a Permitted Sale-Leaseback,

                           (d) sell or issue any shares of their stock,
                  partnership units, options or warrants for the purchase of its stock or partnership units or any other Equity Interests,

                           (e) receive insurance proceeds or awards for takings
                  or condemnation of their properties or any tax refund with respect to any taxable year, in each case which are not reinvested in the Borrowers' business within eighteen (18) months after the receipt thereof by such Person, or

                           (f) incur additional Consolidated Funded Indebtedness
                  other than purchase money Indebtedness, Indebtedness consisting of Obligations and other Indebtedness permitted under Section 10.1(d) hereunder,

                  then as soon as practicable and in any event (i) within thirty
                  (30) days after the receipt by such Person of the Net Cash Proceeds of such sale or disposition of assets (other than Sale-Leaseback dispositions of the type described in clause
                  (b) above), sale of new equity or incurrence of such additional Consolidated Funded Indebtedness, as the case may be or (ii) within eighteen (18) months after the receipt by any Borrower of insurance proceeds, awards for takings or condemnation of properties or tax refunds or (iii) within 270 days after the receipt by any Borrower of the Net Cash Proceeds from any New Unit Permitted Sale-Leaseback, the Borrowers shall prepay the Term Loans or, in the event that the Term Loans have been paid in full, repay the Revolving Credit Loans in accordance with Section 4.4.2.3 below in an aggregate amount equal to the amount of the Net Cash Proceeds of such sale of assets or sale of new equity, or the amount of such insurance proceeds, award or tax refund less, in the case of any net proceeds described in clauses (b) and (e) of this
                  Section 4.4.2.1, the amount of any such proceeds reinvested in any of the Borrowers' business within the time periods specified in such clauses. Any insurance proceeds, awards from taking or condemnation of properties or Net Cash Proceeds from the disposition of a New Unit Permitted Sale-Leaseback described in this Section 4.4.2.1 in an aggregate amount in excess of $1,000,000 which at any particular time of reference have not yet been reinvested or applied to repay Term Loans as permitted hereunder, shall in the interim, at the Borrowers' option, either be (x) applied to repay the Revolving Credit Loans or (y) invested in Investments permitted under clauses
                  (a), (b) or (c) of Section 10.3 or (z) held as Collateral by the Agent for the benefit of the Banks and the Agent pending reinvestment in the Borrowers' business.

                           4.4.2.2. MANDATORY PREPAYMENTS FROM EXCESS CASH FLOW.
                  Unless otherwise consented to by each of the Banks for each fiscal year of the Borrowers, commencing with the fiscal year ending January 31, 2001, the Borrowers shall prepay the principal of the Term Loans or, in the event that the Term Loans are paid in full, repay the Revolving Credit Loans in accordance with Section 4.4.2.3 below in an aggregate amount equal to the Applicable Excess Cash Flow Percentage of the amount of Consolidated Excess Operating Cash Flow for such fiscal year, such mandatory prepayments to be due and payable one hundred and five (105) days after the end of each such fiscal year.

                           4.4.2.3. APPLICATION OF PREPAYMENTS; ETC. All
                  mandatory prepayments pursuant to Section 4.4.2.1 or Section
                  4.4.2.2 shall be applied first, to the principal of each of Term Loan A and Term Loan B on a ratable basis based upon the respective outstanding amounts thereof and against the remaining scheduled installments of each of such Term Loans in inverse order of their maturity until each of the Term Loans is paid in full and, second, to repay the Revolving Credit Loans. Any prepayment of any portion of the principal of either Term Loan shall include all interest accrued on such portion of such Term Loan to the date of prepayment. No amount repaid with respect to a Term Loan may be reborrowed. The provisions of Section 6.9 shall apply to each prepayment pursuant to this Section 4.4.2.3.

                           4.4.2.4. CONCERNING TERM LOAN B. In connection with
                  any prepayment of the Term Loans pursuant to this Section
                  4.4.2 and at any time prior to the repayment in full of the Term Loan A, any Bank holding any portion of Term Loan B may decline the required prepayment of the amount of Term Loan B owing to such Bank. In the event that a Bank so declines such prepayment, the principal amount so declined shall be applied to the repayment of Term Loan A.

         4.5. INTEREST RATES. Except as otherwise provided in Section 6.10, the Term Loans shall bear interest during each Interest Period relating to all or any portion of the Term Loans at the following rates:

                  (a) To the extent that all or any portion of Term Loan A bears interest during such Interest Period determined by reference to the Base Rate, Term Loan A or such portion thereof shall bear interest during such Interest Period at the rate per annum equal to the sum of
         (i) the Base Rate plus (ii) the Applicable Margin with respect to portions of Term Loan A consisting of Base Rate Loans as in effect from time to time.

                  (b) To the extent that all or any portion of Term Loan A bears interest during such Interest Period determined by reference to the Eurodollar Rate, Term Loan A or such portion thereof shall bear interest during such Interest Period at the rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the Applicable Margin with respect to portions of Term Loan A consisting of Eurodollar Rate Loans as in effect from time to time.

                  (c) To the extent that all or any portion of Term Loan B bears interest during such Interest Period determined by reference to the Base Rate, Term Loan B or such portion thereof shall bear interest during such Interest Period at the rate per annum equal to the sum of
         (i) the Base Rate plus (ii) the Applicable Margin with respect to portions of Term Loan B consisting of Base Rate Loans as in effect from time to time.

                  (d) To the extent that all or any portion of Term Loan B bears interest during such Interest Period determined by reference to the Eurodollar Rate, Term Loan B or such portion thereof shall bear interest during such Interest Period at the rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the Applicable Margin with respect to portions of Term Loan B consisting of Eurodollar Rate Loans as in effect from time to time.

                  (e) The Borrowers jointly and severally promise to pay interest on each Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         4.6. NOTIFICATION BY BORROWERS; INTEREST RATE CONVERSION OPTIONS. The Borrowers shall notify the Agent, such notice to be irrevocable, at least three
(3) Eurodollar Business Days prior to the Drawdown Date of a Term Loan if all or any portion of such Term Loan is to bear interest at the Eurodollar Rate. With respect to the Term Loans, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loans so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loans as they would be entitled to with respect to the Revolving Credit Loans.

         4.7. AMOUNTS, ETC. Any portion of the Term Loans bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to either Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of such Term Loan is to be made unless either (i) a portion of such Term Loan at least equal to such installment payment has an Interest Period ending on or prior to such date or (ii) there are Base Rate Loans outstanding in an amount at least equal to such installment payment. At no time shall there be more than three (3) portions of Term Loan A that are Eurodollar Rate Loans having different Interest Periods. At no time shall there be more than three (3) portions of Term Loan B that are Eurodollar Rate Loans having different Interest Periods.

                              5. LETTERS OF CREDIT.

         5.1. LETTER OF CREDIT COMMITMENT.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks that have a Revolving Credit Commitment and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request,
         (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $1,000,000 at any one time and (b) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the Outstanding amount of the Revolving Credit Loans shall not, at any time, exceed the Total Revolving Credit Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of any of the Borrowers or their Subsidiaries described in clauses (i) or (ix) of the definition of "Indebtedness" hereunder to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrowers demonstrate to the satisfaction of the Agent that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrowers or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of such Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by such Borrower or such Subsidiary.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to
         Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise express provided in Section 5.2(b) and
         (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto such date referred to herein as an "LC Payment Date",
         (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit (collectively, an "LC Payment Amount"); provided, that unless the Borrowers otherwise notify the Agent prior to the making of such LC Payment Amount by the Agent, the Borrowers shall be deemed to have requested a Revolving Credit Loan that is a Base Rate Loan pursuant to Section 2.6 in an amount equal to the LC Payment Amount with a Drawdown Date on the LC Payment Date. The Agent shall apply the proceeds of any such Revolving Credit Loan (and the Borrowers hereby authorize such application) to the Borrowers Reimbursement Obligations with respect to the LC Payment Amounts;

                  (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.10 for overdue principal on the Revolving Credit Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Office, in immediately available funds, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any of the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit, other than claims arising due to the gross negligence or willful misconduct of the Agent or any Bank. Each of the Borrowers further agrees with the Agent and the Banks that neither the Agent nor any Bank shall be responsible for, and the Borrowers' Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Borrowers agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. In connection with any such document, the Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. With respect to each Letter of Credit issued hereunder, the Borrowers shall pay to the Agent a fee (the "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Agent at a rate per annum equal to the Applicable Margin with respect to Revolving Credit Loans which are Eurodollar Rate Loans in effect from time to time, on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Agent shall, in turn, remit to each Bank (including Fleet) such Bank's Revolving Credit Commitment Percentage of the Letter of Credit Fee. In addition, the Borrower will pay the Agent, for its own account, a Fronting Fee (the "Fronting Fee") equal to one-eighth of one percent (0.125%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending. In respect of each Letter of Credit, the Borrowers shall also pay to the Agent, for its own account, at such time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. FEES. The Borrowers jointly and severally agree to pay to the Agent all fees described in the Fee Letter in accordance with the terms thereof.

         6.2. FUNDS FOR PAYMENTS.

                  6.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston time) in immediately available funds.

                  6.2.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers.

         The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         6.3. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365-day year and the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of commitment fees, Letter of Credit Fees, Fronting Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrowers absent manifest error.

         6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (i) any Revolving Credit Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Revolving Credit Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Revolving Credit Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Revolving Credit Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Revolving Credit Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Revolving Credit Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any such law, governmental rule, regulation, policy, guideline or directive issued after the date hereof (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with
Section 6.8 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.9. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits actually incurred but not other consequential damages) that such Bank may sustain or incur as a consequence of
(i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans,
(ii) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Revolving Credit Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.6) or a Conversion Request relating thereto in accordance with Section
2.6 or Section 2.7 or Section 4.6 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.10. INTEREST AFTER DEFAULT.

                  6.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect with respect to Revolving Credit Loans or the applicable Term Loan, as the case may be, plus two percent (2%) per annum until such amount shall be paid in full (after as well as before judgment).

                  6.10.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Banks pursuant to Section 27, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect with respect to Revolving Credit Loans or the applicable Term Loan, as the case may be, plus two percent (2%) per annum.

                  6.10.3. LETTERS OF CREDIT. The Unpaid Reimbursement Obligations and (to the extent permitted by law) unpaid interest thereon (as provided in this sentence) shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect with respect to Revolving Credit Loans plus two percent (2%) per annum until such amount shall be paid in full (after as well as before judgment).

         6.11. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks and the Agent under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 6.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Borrowers under the provisions of this Section 6.11 constitute the full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Borrower.

                  (e) Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Agent or the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent and the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agent's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 6.11, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 6.11, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 6.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 6.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower, or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Banks. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from each of the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of each of the other Borrowers and that each such Borrower will look to each of the other Borrowers and not to the Agent or any Bank in order for such Borrower to keep adequately informed of changes in each of the other Borrowers' respective financial conditions.

                  (f) The provisions of this Section 6.11 are made for the benefit of the Banks and the Agent and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks or the Agent or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 6.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Bank or the Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 6.11 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks or the Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks or the Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro rata accounts of the Banks to be applied to repay the Obligations.

                    7. COLLATERAL SECURITY; COLLATERAL NOTES.

         7.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets (except as otherwise provided herein or in the Loan Documents) of each of the Borrowers (including, without limitation, accounts and notes receivable, inventory, equipment, real property, stock of each of the Borrowers other than DBI, intangible property, and intellectual property), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each such Borrower is a party, provided that (a) the Mortgage by and among DBI and the other parties thereto with respect to the Real Estate located at 7025 Salisbury Road, Jacksonville, Florida shall secure only the Obligations under the Collateral Note referred to in such Mortgage and (b) the Mortgage by and among DBI and the other parties thereto with respect to the Real Estate located at 3000 Oakwood Blvd., Hollywood, Florida 33020 shall secure only the Obligations under the Collateral Note referred to in such Mortgage.

         7.2. COLLATERAL NOTES. In addition to the Term Notes and the Revolving Credit Notes, each of the Borrowers agrees that with respect to any of the Real Estate to be mortgaged by it or any of its Subsidiaries hereunder, it will execute and deliver or cause such Subsidiary to execute and deliver to the Agent such collateral notes (the "Collateral Notes") in such form as the Agent and the Borrowers may from time to time agree. The parties hereto hereby agree that (a) the aggregate amount of the Outstanding Obligations shall not be increased by the issuance of the Collateral Notes and (b) any payment or recovery on the Collateral Notes shall be applied to the Obligations pursuant to Section 14.4. All Collateral Notes shall be payable to the order of the Agent, on demand; provided that the

Agent hereby agrees that it shall not demand payment on any Collateral Note unless the Obligations shall have become immediately due and payable pursuant to
Section 14.1.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to each of the Banks and the Agent as follows:

         8.1. CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and each of their Subsidiaries (i) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, (ii) has all requisite corporate or limited partnership power to own or lease its property as the case may be and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or limited partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or such Subsidiary.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which each of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or limited partnership authority of such Person, (ii) have been duly authorized by all necessary corporate or limited partnership proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws or other organizational documents of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by each of the Borrowers and their Subsidiaries of this Credit Agreement and the other Loan Documents to which each is or is to become a party and the credit transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         8.3. TITLE TO PROPERTIES; LEASES. Attached hereto as Schedule 8.3 is a complete list of Real Estate owned or leased by the Borrowers. The Borrowers and their Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                  8.4.1. FISCAL YEAR. The Borrowers and their Subsidiaries have a fiscal year that ends on the Sunday after the Saturday closest to January 31 of each calendar year. The term "Fiscal Year XXXX", where "XXXX" is a calendar year, shall refer to the fiscal year of the Borrowers and their Subsidiaries ending during such calendar year.

                  8.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Banks (a) a consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, and (b) unaudited balance sheets and statements of income and cash flow for that portion of the fiscal year ending on April 30, 2000. Such financial statements described in the preceding sentence have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers and their Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal period then ended subject to year end adjustments in the case of interim statements. There are no contingent liabilities of any of the Borrowers or their Subsidiaries as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

                  8.4.3. PRO FORMA BALANCE SHEET AND PROJECTIONS. The Borrowers have delivered to the Agent a consolidated pro forma balance sheet as of the Closing Date reflecting the borrowing hereunder on such date, which pro forma balance sheet has been prepared in good faith on the basis of the assumptions stated therein. The projections of the annual operating budgets of the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2000 to 2009 fiscal years, copies of which have been delivered to each Bank, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of any of the Borrowers or their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections other than facts disclosed to the Agent. Although the projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein, the Banks and the Agent recognize that the projections are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results.

         8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers and their Subsidiaries. Since the Balance Sheet Date, no Borrower has made any Distribution.

         8.6. LAWS, LICENSES; FRANCHISES, PATENTS, COPYRIGHTS, ETC.

                  8.6.1. LAWS, LICENSES. None of the Borrowers or their Subsidiaries is in violation of or delinquent with respect to, any decree, order, or arbitration award of any court or governmental authority, or any agreement with, or any license or permit from, any governmental authority, or any statute, law, license, rule or regulation including, without limitation, laws and regulations relating to food or liquor, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious or age discrimination, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers and their Subsidiaries taken as a whole. Except as set forth on Schedule 8.6.1, any and all approvals by any federal, state or local liquor authority necessary for the continued operation of any restaurant operated by any of the Borrowers or their Subsidiaries with full liquor service have been received and remain in full force and effect.

                  8.6.2. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as set forth on Schedule 8.6.2, each of the Borrowers and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of the business of the Borrowers and their Subsidiaries, substantially as such business is now conducted without known conflict with any rights of others.

         8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries or materially impair the right of the Borrowers and their Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers or their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries. None of the Borrowers or their Subsidiaries is a party to any contract or agreement that has or is, in the judgment of the Borrowers' officers, to have any materially adverse effect either individually or in the aggregate on the business of the Borrowers and their Subsidiaries.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, ETC. None of the Borrowers or their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers and their Subsidiaries.

         8.10. TAX STATUS. Each of the Borrowers and their Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations when due, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers and their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS; PERFECTION OF SECURITY INTERESTS. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or their Subsidiaries or any rights relating thereto. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.14. EMPLOYEE BENEFIT PLANS.

                  8.14.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA.

                  8.14.2. TERMINABILITY OF WELFARE PLANS. Except as set forth in
         Schedule 8.14.2, (a) no Employee Benefit Plan maintained or contributed to by the Borrowers or their Subsidiaries which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws and (b) the Borrowers, or their Subsidiaries, as the case may be, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or their Subsidiaries without liability to any Person other than for claims arising prior to termination.

                  8.14.3. GUARANTEED PENSION PLANS. No Borrower or any of its Subsidiaries maintains or contributes to any Guaranteed Pension Plan.

                  8.14.4. MULTIEMPLOYER PLANS. No Borrower or any of its Subsidiaries maintains or contributes to any Multiemployer Plan.

         8.15. USE OF PROCEEDS.

                  8.15.1. GENERAL. The proceeds the Loans shall be used to refinance Indebtedness under the Former Credit Agreement, the acquisition, construction and upgrade of Units and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes.

                  8.15.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  8.15.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a
         Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Borrower or any Subsidiary or other Affiliate of any Borrower.

         8.16. DISCLOSURE. Neither this Credit Agreement, nor any of the other Loan Documents, nor any other written information provided to the Banks by any Borrower or any of the Borrowers' Subsidiaries contains any untrue statement of a material fact or omits to state a material fact (known to any of the Borrowers or their Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Borrowers or their Subsidiaries which materially adversely affects, or which could reasonably be expected to materially adversely affect, the business, assets, financial condition or prospects of the Borrowers and their Subsidiaries taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         8.17. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

                  (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers and their Subsidiaries;

                  (b) none of the Borrowers or their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
         Section 6903(5), any hazardous substances as defined by 42 U.S.C.
         Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
         Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers or their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 8.17 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite in compliance with applicable Environmental Law, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrowers, their Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth and contemplated in the Loan Documents or the Acquisition Documents, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

         8.18. SUBSIDIARIES, ETC. Schedule 8.18, as such Schedule 8.18 may be updated from time to time in accordance with the provisions of Section 9.17, lists all Subsidiaries of each Borrower. Except as set forth on Schedule 8.18 hereto and except for joint ventures with game manufacturers with respect to the sharing of revenue from games manufactured by such Persons entered into in the ordinary course of business, none of the Borrowers or their Subsidiaries is engaged in any joint venture or partnership with any other Person.

         8.19. LEASES. The execution, delivery and performance of this Credit Agreement or the other Loan Documents to which the Borrowers or any of their

Subsidiaries is a party (including a pledge by the Borrowers to the Agent of all the Equity Interests of the Borrowers and the realization by the Agent on such pledge), will not create a default under any Real Estate Lease under which the Borrowers or any of their Subsidiaries is presently a lessee or sublessee which default is likely to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

         8.20. SOLVENCY. Both before and after giving effect to this Credit Agreement and the other Loan Documents, all of the Borrowers and their Subsidiaries on a consolidated basis are Solvent. As used herein, "Solvent" shall mean that the Borrowers and their Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         8.21. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which any of the Borrowers or their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or their Subsidiaries is presently a party to any transaction with any of the Borrowers or their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.22. BANK ACCOUNTS. Schedule 8.22 sets forth the account numbers and location of all bank accounts of the Borrowers and their Subsidiaries.

         8.23. YEAR 2000 PROBLEM. The Borrowers and their Subsidiaries have reviewed the areas within their businesses and operations which could reasonably be expected to be adversely affected by, and have developed a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by any of the Borrowers or their Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the "Year 2000 Problem" has not, and the Borrowers reasonably believe that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries taken as a whole.

         8.24. UNITS. Schedule 8.24 sets forth, as of the Closing Date, (a) the names and addresses of each Unit and identifies, as of the Closing Date, which of those Units are operated under a franchise agreement between a Borrower as franchisor and a franchisee and (b) the names and addresses of each restaurant and/or entertainment center operating under D&B License Agreements.

         8.25. FRANCHISE AGREEMENTS. The Borrowers have delivered to the Agent true and complete copies of any franchise agreements and D&B License Agreements to which the Borrowers or any of the Borrowers' Subsidiaries is party.

                            9. AFFIRMATIVE COVENANTS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         9.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, Fronting Fees, the commitment fees and all other fees or other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers or their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office at the location identified in the Perfection Certificate delivered by it pursuant to the Security Agreement, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made.

         9.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage Ernst & Young LLP or other independent "Big Five" certified public accountants or such other public accountants satisfactory to the Agent as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers and their Subsidiaries, the consolidated balance sheet of the Borrowers and their Subsidiaries, as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification and without an expression of uncertainty as to the ability of any Borrower or any of their Subsidiaries to continue as a going concern, by Ernst & Young LLP or by other "Big Five" independent certified public accountants or other independent certified public accounts satisfactory to the Agent;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrowers and their Subsidiaries, copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such quarter, the related consolidated statement of income and consolidated statement of cash flow for the portion of the such Persons' fiscal year then elapsed and detailed income statements on an individual Unit-by-Unit basis for each Unit operated by a Borrower or a Borrower's Subsidiary, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such consolidated financial statements fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event within thirty
         (30) days after the end of each month in each fiscal year of the Borrowers and their Subsidiaries, financial statements in the form attached hereto as Exhibit G, prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial condition of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b), a statement certified by the principal financial or accounting officer of the Borrowers in substantially the form of Exhibit E hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers;

                  (f) from time to time upon request of the Agent, but no more frequently than once per year, projections of the Borrowers and their Subsidiaries updating those projections delivered to the Banks and referred to in Section 8.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 9.4(f); and

                  (g) from time to time such other financial data and information (including accountants' management letters) as the Agent may reasonably request, including, without limitation, a written statement from the accountants described in Section 9.4(a) as to whether they have obtained any knowledge of a Default or Event of Default in making the examination described herein.

         9.5. NOTICES.

                  9.5.1. DEFAULTS. Each of the Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will promptly give notice to the Agent (i) of any violation of any Environmental Law that any of the Borrowers or their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of any of the Borrowers or their Subsidiaries, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

                  9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claim (including, with respect to the Real Estate, environmental claims), withholding or other defense to which any material portion of the Collateral, or the Agent's rights with respect to any material portion of the Collateral, are subject.

                  9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrowers or any of their Subsidiaries or to which any of the Borrowers or their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or their Subsidiaries in an amount in excess of $250,000.

                  9.5.5. NOTICE OF FRANCHISE AGREEMENTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of any such Person entering into or modifying any material provisions relating to compensation, term or advertising requirements under franchise agreement with any franchisee.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited partnership existence and rights and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. Each of the Borrowers (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

         9.7. INSURANCE.

                  9.7.1. REQUIRED INSURANCE. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. Without limiting the foregoing, (a) such insurance shall be in such minimum amounts that such Person will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent, (b) all such insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Agent (c) each such Person will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood coverage if such property is in a "Flood Zone" under FEMA, earthquake coverage in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, subject to aggregate sublimits for flood and earthquake equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Person; business interruption insurance; and product liability insurance. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

                  9.7.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the applicable Borrower for reinvestment in such Borrower's business or, if not so reinvested within one year after receipt thereof, for application to the Obligations in accordance with Section 4.4.2 and
         (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations until the earlier of (A) so long as no Event of Default has occurred and is continuing, the Agent releases such proceeds to the Borrowers for the reinvestment in the Borrowers' business in accordance with Section 4.4.2.1 and otherwise in a manner satisfactory to the Agent or (B) the first anniversary of the disbursement of such insurance proceeds by the applicable insurer, at which time such proceeds shall be applied to the Obligations in accordance with Section 4.4.2.3. The Agent may, so long as no Event of Default has occurred and is continuing and the Borrower is not required to apply such proceeds to prepay the Obligations pursuant to Section 4.4.2.1, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by such Borrower solely to the repair or replacement of such Borrower's property so damaged or destroyed or other reinvestment in the Borrowers' business. In the event that such proceeds have not been reinvested in the Borrowers' business with eighteen (18) months after the earlier to occur of receipt thereof by the Borrowers or receipt thereof by the Agent, the Agent shall apply all or any part of such proceeds to the Obligations as provided in Section 4.4.2.

                  9.7.3. NOTICE OF CANCELLATION. All policies of insurance shall provide for at least 30 days prior written notice of cancellation, modification or nonrenewal to the Agent. In the event of failure by any Borrower to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to such Borrower. Each Borrower shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         9.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Borrowers and their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor; and provided further that, with respect to any contested tax, assessment, charge, levy or claim, the Borrowers and their Subsidiaries shall furnish a good and sufficient bond or surety to the extent requested by and as reasonably satisfactory to the Agent.

         9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. Each of the Borrowers shall permit the Banks, if accompanied by the Agent, to visit and inspect any of the properties of any of the Borrowers or their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that such visits shall occur no more frequently than twice per year if no Event of Default has occurred and is continuing. The Agent shall endeavor to notify the Banks of any such visit or inspection by the Agent, and the Banks shall have the right to participate therein.

                  9.9.2. ENVIRONMENTAL ASSESSMENTS. If an Event of Default shall have occurred and be continuing, the Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. For any Mortgaged Property, the Agent may require the Borrowers to bear the expense of one environmental assessment or audit for such Mortgaged Property per year.

                  9.9.3. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Banks, if accompanied by the Agent, to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any of the Borrowers or their Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.3.

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and the Fair Labor Standards Act, (ii) the provisions of its charter documents and by-laws,

(iii) all agreements and instruments including insurance policies by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof. Without limiting the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, obtain any and all approvals by any federal, state or local liquor authority necessary for the continued operation at all times of any Unit operated by any of the Borrowers or their Subsidiaries with full liquor service.

         9.11. OMITTED.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and the Letters of Credit for the purposes described in Section 8.15.1, and none other.

         9.13. ADDITIONAL MORTGAGED PROPERTY; NOTICE OF LEASES; SURVEYS AND TITLE INSURANCE. If, after the Closing Date, any of the Borrowers or their Subsidiaries acquires or leases for a term in excess of five (5) years real estate, and if such acquired property is not subject to a binding commitment pursuant to which such property will be subject to a Permitted Sale-Leaseback, such Borrower shall, or shall cause such Subsidiary to (a) forthwith deliver to the Agent for the benefit of the Banks and the Agent a fully executed valid and enforceable first priority mortgage or deed of trust over such acquired real estate free and clear of all defects and encumbrances except for Permitted Liens or (b) use its best efforts forthwith to deliver to the Agent for the benefit of the Banks and the Agent a fully executed valid and enforceable first priority leasehold mortgage over such leased real estate free and clear of all defects and encumbrances except for Permitted Liens, as applicable, each such mortgage, leasehold mortgage or deed of trust in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions, required landlord waivers and consents and other documents and certificates with respect to such real estate (such policies, surveys, evidence of insurance, opinions and other documents and certificates referred to in this Section 9.13 as "Real Estate Documentation") as was required for Real Estate of the Borrowers as of the Closing Date or as otherwise required by the Agent. If, after the Closing Date, any of the Borrowers or their Subsidiaries leases real estate or any lease of Real Estate is extended or otherwise modified in any respect, the applicable Borrower shall, or shall cause the applicable Subsidiary to, use its best efforts to cause the relevant lessor to execute and deliver a notice of lease (to the extent that a notice of lease is not already recorded in respect of such lease) in form meeting all statutory and recording requirements of the jurisdiction in which the relevant real property is located.

         9.14. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents. Upon receipt of an affidavit of any officer of any Bank as to the loss, theft, destruction or mutilation of the any Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         9.15. CONDUCT OF BUSINESS; UNITS. Each of the Borrowers will, and will cause its Subsidiaries to, continue to engage only in the business of owning and operating entertainment centers in the form operated by the Borrowers on the Closing Date and in businesses and activities closely related thereto. The Borrowers shall inform the Agent of any new Unit locations within fifteen Business Days of entering into a lease for, or otherwise acquiring, the premises of such Unit.

         9.16. BANK ACCOUNTS. On or prior to the Closing Date, each of the Borrowers will, and will cause each of its Subsidiaries to cause all cash receipts, checks and cash proceeds of accounts receivable and other Collateral of the Borrowers and their Subsidiaries to be deposited only into (x) a Concentration Account or (y) any account other than a Concentration Account that is scheduled on Schedule 8.22 ("Other Accounts"); provided that funds in excess of $10,000 in any Other Account shall be transferred daily on each Business Day to a Concentration Account. The Agency Account Agreements relating to the Concentration Accounts shall provide that at any time following the occurrence of a Default or an Event of Default, the Agent shall be entitled to direct the financial institutions party thereto to cause all funds of the Borrowers and their Subsidiaries held in the Concentration Accounts at such financial institutions to be transferred immediately and at any time thereafter to the Agent to be applied to the Obligations or held as Collateral, as the Agent deems appropriate. The Borrowers shall cause (a) all cash receipts and checks in excess of $10,000 at each Unit to be deposited into a Concentration Account or, an Other Account (provided that no Other Account shall retain net funds individually in excess of $10,000, on at least two separate Business Days during each week (a "week," for the purposes of this Section 9.16, being deemed to begin at the beginning of each Monday and end at the end of the following Friday). The Borrowers shall maintain agency account agreements (the "Agency Account Agreements") with each financial institution maintaining a Concentration Account that is in form and substance satisfactory to the Agent. The Borrowers shall at all times maintain at least one Concentration Account.

         9.17. NEW SUBSIDIARIES. Any new Subsidiary of any Borrower acquired in connection with any Permitted Acquisition to the extent permitted under Section
10.5.3 or otherwise created shall become a Borrower hereunder and become a party to the Security Documents by (i) signing a joinder agreement, (ii) signing allonges to the Revolving Credit Notes and the Term Notes in form and substance satisfactory to the Agent, and (iii) providing such other documentation as the Agent may reasonably request, including, without limitation, amendments to the Stock Pledge Agreement or new pledge agreements in substantially the same form, mortgages or deeds of trust required by Section 9.13 above, UCC searches and filings, legal opinions and corporate authorization documentation with respect to such new Subsidiary and other documentation with respect to the conditions specified in Section 12 hereof, and 100% of the equity interests and assets of each such new Subsidiary shall be pledged to the Agent for the benefit of the Banks and the Agent. In such event, the Agent is hereby authorized by the parties hereto to amend Schedule 8.18 to include each such new Subsidiary.

                         10. CERTAIN NEGATIVE COVENANTS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         10.1. RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers will, and none will permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness of such Borrower or such Subsidiary in respect of Rate Protection Agreements entered into in order to hedge interest rate fluctuations on Indebtedness for borrowed money of the Borrowers or their Subsidiaries and not for speculative purposes and approved in advance by the Agent in its reasonable discretion;

                  (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Borrower or such Subsidiary or under any Capitalized Lease, provided that (a) the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries outstanding at any time shall not exceed the aggregate amount of $8,500,000, (b) the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries outstanding at any time that does not constitute a Capitalized Lease of a Unit or a Capitalized Lease of the Real Estate on which a Unit is located shall not exceed the aggregate amount of $1,000,000 and (c) no Default or Event of Default shall exist (i) prior to the incurrence of such Indebtedness or (ii) as a result of the incurrence of such Indebtedness;

                  (e) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;

                  (f) Indebtedness of one Borrower to another then existing Borrower; provided that all such intercompany Indebtedness permitted by this Section 10.1(f), and all instruments evidencing any thereof, shall be pledged and delivered to the Agent, for the benefit of the Banks and the Agent, as security for the Obligations pursuant to the provisions of the applicable Security Documents, and the Agent shall have a first priority perfected lien and security interest therein; provided further that all such intercompany Indebtedness shall be subordinated to the Obligations on terms satisfactory to the Agent;

                  (g) Indebtedness consisting of obligations to employees of a Borrower in respect of employee stock ownership or employee stock option plans to the extent that such obligations are permitted under
         Section 10.4; and

                  (h) Indebtedness consisting of guaranties or indemnities of Indebtedness of any Borrower or any of its Subsidiaries described in clauses (a) through (g) of this Section 10.1.

         10.2. RESTRICTIONS ON LIENS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any Borrower or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business, provided that any of the Borrowers or their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (c) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (e) encumbrances on Real Estate other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or a Subsidiary of any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers and their Subsidiaries on a consolidated basis;

                  (f) liens existing on the date hereof and listed and described on Schedule 10.2 hereto;

                  (g) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and liens in respect of Capitalized Leases to the extent such Capitalized Leases are permitted by Section 10.1(d) and to the extent that such liens cover only the property subject to such Capitalized Leases;

                  (h) other liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

                  (i) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

         10.3. RESTRICTIONS ON INVESTMENTS. None of the Borrowers will, and none will permit any of its Subsidiaries to, make or permit to exist or to remain Outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                  (d) Investments existing on the date hereof and listed on
         Schedule 10.3 hereto;

                  (e) loans, investments and advances by any Borrower in or to another Borrower to the extent permitted by Section 10.1(f);

                  (f) Investments consisting of Permitted Acquisitions;

                  (g) Investments by the Borrowers and their Subsidiaries in respect of any Rate Protection Agreement which is permitted by Section 10.1(c);

                  (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2, provided that the aggregate value of such promissory notes received in connection with any such asset disposition shall not exceed 50% of the aggregate value of the proceeds of such asset disposition; and

                  (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

provided, however, that, with the exception of demand deposits referred to in
Section 10.3(b) and loans and advances referred to in Section 10.3(h), such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

         10.4. DISTRIBUTIONS. None of the Borrowers will make any Distributions except for (a) Distributions payable to any of the Borrowers and (b) provided that no Default or Event of Default has occurred and is continuing, Distributions in an amount not to exceed $250,000 per annum and $1,000,000 in the aggregate during the term of the Credit Agreement to be used to repurchase or otherwise redeem capital stock of DBI from former employees of a Borrower or its Subsidiaries pursuant to the terms of any applicable employment agreements or the terms of employee stock ownership or employee stock option plans of the Borrowers.

         10.5. MERGERS AND CONSOLIDATIONS, DISPOSITIONS OF ASSETS, ACQUISITIONS.

                  10.5.1. MERGERS AND CONSOLIDATIONS. Subject to Section 10.5.3, none of the Borrowers will, and none will permit any of its Subsidiaries to, become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into any Borrower, or the merger or consolidation of two or more Subsidiaries of any Borrower.

                  10.5.2. DISPOSITIONS OF ASSETS. None of the Borrowers will, and none will permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory, the licensing of intellectual property in connection with franchise agreements, the disposition of obsolete assets, and the disposition of game packages, in each case in the ordinary course of business consistent with past practices, (b) Permitted Sale-Leasebacks
         (c) asset transfers by one Borrower to another Borrower so long as the Borrowers give the Agent prior written notice of such transfer and take such steps as the Agent may reasonably deem necessary to perfect, or preserve the perfection of, the Agent's security interest in the assets subject to such transfer. Nothing in this Section 10.5.2 is intended to prohibit any Borrower or any of the Borrowers' Subsidiaries from conditionally agreeing to dispose of any assets subject to the prior approval of the Majority Banks (or all of the Banks in the case of the sale of a material portion of the Collateral) if such Borrower or Subsidiary will not be subject to any penalties in connection with such agreement in the event that the Majority Banks do not consent to such disposition. The Agent may release any Collateral disposed of by any Borrower or any Subsidiary of any Borrower if such disposition is in compliance with this Section
         10.5.2 and otherwise with the terms hereof.

                  10.5.3. ACQUISITIONS. None of the Borrowers will, and none will permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except (a) the acquisition of assets in the ordinary course of business consistent with past practices, and
         (b) the acquisition by the Borrower (whether of stock or of substantially all of the assets of a business or business division as a going concern or by means of a merger or consolidation) of a 100% interest in any other Person (a "Permitted Acquisition") provided that all of the following conditions shall have been satisfied: (i) such other Person shall operate a similar business to that of the Borrowers,
         (ii) no Default or Event of Default shall have occurred and be continuing and none shall exist after giving effect thereto, (iii) if the Borrower shall merge with such other Person, such Borrower shall be the surviving party of such merger, (iv) if such Person shall become a Subsidiary of any Borrower, such new Subsidiary shall become a Borrower pursuant to, and take all other actions required by, Section 9.17 hereof, (v) such Borrower shall have delivered to the Agent Compliance Certificates (such Compliance Certificates to be distributed to the Banks by the Agent) demonstrating, both immediately prior to and immediately after such acquisition, compliance on a Pro Forma Basis with the covenants set forth in Section 11 of this Credit Agreement and
         (vi) the aggregate amount expended by the Borrowers and their Subsidiaries for all Permitted Acquisitions shall not exceed $5,000,000. Nothing in this Section 10.5.3 is intended to prohibit any Borrower or any of the Borrowers' Subsidiaries from conditionally agreeing to any asset or stock acquisition subject to the prior approval of the Majority Banks if such Borrower or Subsidiary will not be subject to any penalties in connection with such agreement in the event that the Majority Banks do not consent to such acquisition.

         10.6. SALE AND LEASEBACK. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Borrower or any Subsidiary of such Borrower shall sell or transfer any real or personal property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or any Subsidiary of such Borrower intends to use for substantially the same purpose as the property being sold or transferred (a "Sale-Leaseback"); provided that, so long as no Event of Default has occurred and is continuing, a Borrower or a Borrower's Subsidiary may enter into a Sale-Leaseback with respect to Units or a leasehold or fee interest in Real Estate if (a) the terms of the sale as such are comparable to terms which could be obtained in an arms length sale among unaffiliated parties not involving a Sale-Leaseback transaction and (b) the terms of the lease as such are comparable to terms which could be obtained in an arms length commercial operating lease among unaffiliated parties and, provided further that, assuming that such

Sale-Leaseback (and any repayment of Indebtedness in conjunction therewith) had occurred immediately prior to the period of four consecutive fiscal quarters most recently ended, no Default or Event of Default would have occurred under
Section 11 after giving effect to such Sale-Leaseback (such Sale-Leaseback referred to herein as a "Permitted Sale-Leaseback"). The Agent shall release any Collateral disposed of by such Borrower or any Subsidiary of such Borrower if such disposition is in compliance with this Section 10.5.2 and otherwise with the terms hereof.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Law,
(ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with applicable Environmental Law, (iii) generate any Hazardous Substances on any of the Real Estate except in compliance with applicable Environmental Law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate except in compliance with applicable Environmental Law or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         10.8. EMPLOYEE BENEFIT PLANS. Neither any Borrower nor any ERISA Affiliate will engage in any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any of the Borrowers or their Subsidiaries. No Borrower or any of its Subsidiaries shall maintain or contribute to any Guaranteed Pension Plan or Multiemployer Plan.

         10.9. CHANGE IN FISCAL YEAR. None of the Borrowers will, and none will permit any of its Subsidiaries to, effect any change in the end of its fiscal year from that set forth in Section 8.4.1.

         10.10. TRANSACTIONS WITH AFFILIATES. None of the Borrowers will, and none will permit any of its Subsidiaries to, engage in any transaction (other than transactions among Borrowers) with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         10.11. BANK ACCOUNTS. None of the Borrowers will, and none will permit any of its Subsidiaries to, (i) violate directly or indirectly an Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account or (ii) deposit into any of the payroll accounts listed on Schedule 8.22 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

         10.12. FRANCHISES. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any franchise agreement pursuant to which such Borrower or such Subsidiary is prohibited from pledging or otherwise assigning its rights under such franchise agreement, including its right to receive any franchise fees or other fees or amounts paid to such Borrower or such Subsidiary thereunder.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding, or any Bank has any obligation to make any Loans, or the Agent has any obligation to issue, extend or renew any Letters of Credit, the Borrowers will comply with the following financial covenants calculated on a Pro Forma Basis with respect to any Permitted Acquisitions which occurred during the relevant Test Period:

         11.1. LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio, determined at the end of and for any period of four consecutive fiscal quarters of the Borrowers ending during any period described in the table below, to be greater than the ratio set forth opposite such period in such table:

                 Period
        (inclusive of end dates)                    Ratio
        ------------------------                    -----
Closing Date - end of Fiscal Year                   2.25:1
2001
Fiscal Year 2002                                    2.00:1
Fiscal Year 2003                                    1.75:1
Fiscal Year 2004 and thereafter                     1.50:1

         11.2. FIXED CHARGE COVERAGE RATIO. The Borrowers will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrowers, to be less than 1.50:1.00, provided that for any such fiscal quarter ending on or prior to February 4, 2001, the Fixed Charge Coverage Ratio shall be determined for the period beginning on May 1, 2000 and ending on the last day of such fiscal quarter.

         11.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit Consolidated Tangible Net Worth, at any time, to be less than the sum of (a) $145,059,000 plus (b) seventy-five percent (75%) of positive Consolidated Net Income for each fiscal quarter of the Borrowers commencing with the fiscal quarter ending on or about July 30, 2000.

         11.4. NEW UNIT CAPITAL EXPENDITURES. The Borrowers will not make, nor will they permit any of their Subsidiaries or Affiliates to (a) make aggregate New Unit Capital Expenditures in excess of $17,500,000 during the period beginning on the Closing Date and ending on the fiscal year of the Borrowers ending on February 4, 2001 or $35,000,000 during any fiscal year thereafter, provided that the maximum New Unit

Capital Expenditures in any fiscal year shall be increased by 50% of the unused portion of New Unit Capital Expenditures from the previous fiscal year (calculated without reference to any amounts carried forward from prior years pursuant to this provision), provided further, that the maximum New Unit Capital Expenditures in any fiscal year shall be further increased by any Net Cash Proceeds of any Permitted Sale-Leasebacks in such fiscal year, (b) permit more than four new Units to open or become operational in any twelve (12) month period, (c) make aggregate New Unit Capital Expenditures in excess of $12,500,000 in connection with any single Unit during such Unit's first full year of operation, (d) with respect to any single Unit opening in a particular fiscal year, expend more than the Per-Unit Start-Up Cost Cap in Consolidated Start-Up Costs in connection with such Unit, or (e) commit to the construction, acquisition or opening of new Units at any time that the Leverage Ratio at the end of the most recently ended fiscal quarter for which the Borrowers' have delivered the Compliance Certificate exceeds the Incurrence Ratio.

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         12.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

         12.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (ii) in the case of each Borrower, to make Revolving Credit Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent for the benefit of the Banks and the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from the Borrowers and each of their Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         12.7. SURVEY AND TAXES. The Agent shall have received (i) an updated Survey of each Mortgaged Property together with a Surveyor Certificate relating thereto and (ii) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

         12.8. TITLE INSURANCE. The Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages.

         12.9. LANDLORD CONSENTS. The Borrowers and their Subsidiaries shall have delivered to the Agent all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each leasehold of personal property, and a mortgage of each leasehold of real property listed on
Schedule 12.9 hereto, together in each case with such estoppel certificates as the Agent may request, including waivers by landlords with respect to such leaseholds.

         12.10. HAZARDOUS WASTE ASSESSMENTS. The Agent shall have received Phase I environmental assessments performed by an environmental consultant reasonably acceptable to the Agent in accordance with ASTM standards in form and substance satisfactory to the Agent, covering all Real Estate and all other real property in respect of which any of the Borrowers or their Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

         12.11. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and the Mortgages and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         12.12. SOLVENCY CERTIFICATE. Each of the Banks shall have received officer's certificates of each of the Borrowers dated as of the Closing Date as to the solvency of such Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.13. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

                           (i) Gardere & Wynne, L.L.P., counsel to each of the
                  Borrowers and their Subsidiaries; and

                           (ii) Lewis, Rice & Fingersh, L.C., local counsel in
                  Missouri and Florida with respect to general corporate matters and real property matters.

                           (iii) Piper Marbury Rudnick & Wolfe LLP, local
                  counsel in Florida with respect to general corporate matters.

         12.14. PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid to the Banks or the Agent, as appropriate, all fees due hereunder and under the Fee Letter. The Borrowers shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent's Special Counsel and local counsel to the Agent in all relevant jurisdictions in connection with the closing of the transactions contemplated hereby.

         12.15. PAYOFF LETTER. The Agent shall have received a payoff letter from Chase Bank of Texas, National Association (f/k/a Texas Commerce Bank National Association), as Agent under the Former Credit Agreement (the "Former Agent" and, together with the lenders under such Former Credit Agreement, the "Former Lenders"). Such payoff letter shall indicate the amount of the loan obligations of the Borrowers and each of their Subsidiaries under the Former Credit Agreement be discharged on the Closing Date and an acknowledgment by the Former Agent that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrowers or any of their Subsidiaries in favor of the Former Agent or any of the Former Lenders.

         12.16. CONSENTS AND APPROVALS. The Agent shall have received evidence that all governmental and third-party approvals (including those landlords' consents listed on Schedule 12.9 and other consents to the extent reasonably obtainable) necessary or advisable in connection with the credit facilities contemplated hereby and the continuing operations of the Borrowers shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Borrowers and their Subsidiaries taken as a whole or the credit facilities contemplated hereby.

         12.17. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrowers with respect to the proceeds of the Term Loans and the initial Revolving Credit Loans to be made on the Closing Date.

         12.18. NO MATERIAL ADVERSE CHANGE. The Agent shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, management, properties, financial condition, income or prospects of the Borrowers and their Subsidiaries taken as a whole since the Balance Sheet Date.

         12.19. FINANCIAL STATEMENTS AND PROJECTIONS. The Agent shall have received copies of the financial statements and projections described in Section 8.4, and the Agent shall be satisfied that such financial statements fairly present the financial condition, income and prospects of the Borrowers and their Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal period then ended and showing compliance on a Pro Forma Basis with the covenants contained in Section 11 and all other terms and conditions hereof.

         12.20. NO LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Agent, could reasonably be expected to have a material adverse effect on (i) the transactions contemplated hereby, (ii) the business, assets, liabilities (actual or contingent) operations, condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, (iii) the ability of the Borrowers or any of their Subsidiaries to perform their obligations under the Loan Documents, (iv) the rights and remedies of the Agent and the Banks under the Loan Documents, or (v) the perfection or priority of any security interests granted to the Agent under the Loan Documents.

         12.21. ABSENCE OF DEFAULT UNDER OTHER AGREEMENTS. No default shall exist in respect of any material contract or agreement to which any Borrower or any of its Subsidiaries is party.

         12.22. OTHER DOCUMENTATION. All other documentation, including other financing arrangements of the Borrowers and their Subsidiaries, shall be reasonably satisfactory in form and substance to the Agent.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request, including any joinder agreement as may be required by Section 9.17.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, any Fronting Fee, any fees under the Fee Letter, or any other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days of the date when the same became due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) any of the Borrowers shall fail to comply with any of its respective covenants contained in Sections 9.5, 9.9, 10 or 11, with any of its covenants contained in Section 9.4 for a period in excess of five (5) Business Days, or with any of the covenants contained in any of the Mortgages;

                  (d) any Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by the Agent;

                  (e) any representation or warranty by any Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an outstanding principal amount of $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing such Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or any of its Subsidiaries or of any substantial part of the assets of any Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to any Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than twenty consecutive days any final judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries, exceeds in the aggregate, $1,000,000 (net of accepted insurance coverage);

                  (j) a Change of Control shall occur;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) any Borrower or any ERISA Affiliate incurs any liability to the PBGC (excluding requested insurance premiums payable in the ordinary course) pursuant to Title IV of ERISA in an aggregate amount exceeding $250,000;

                  (m) the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrowers or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries;

                  (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrowers and their Subsidiaries taken as a whole;

                  (p) the Borrowers or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any such Person, a punishment for which in any such case could reasonably be expected to include the forfeiture of any assets of such Person having a fair market value in excess of $250,000.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrowers or their Subsidiaries of any of the Obligations.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, the Agent and each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that
         (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to the Fee Letter and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of any of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1. AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         16.3. NO LIABILITY. Neither the Agent, the Documentation Agent nor any of their respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent, the Documentation Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS.

                  16.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any Borrower or any of their respective Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any Borrower or any of their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or the Arranger active upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Closing Date.

         16.5. PAYMENTS.

                  16.5.1. PAYMENTS TO AGENT. A payment by any Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly (but in no case later than two Business Days after the receipt of such payments by the Agent) to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of

         Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent, the Documentation Agent and their respective affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent, the Documentation Agent or such affiliate has not been reimbursed by the Borrowers as required by Section 18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or Documentation Agent's actions taken hereunder or thereunder in such capacities as Agent or Documentation Agent, except to the extent that any of the same shall be directly caused by the willful misconduct or gross negligence of the indemnified party. Without limiting the foregoing indemnification of Fleet as Agent or Bank One, Texas, N.A. as Documentation Agent, the indemnification provided for in this Section 16.7 shall not include any indemnification of Fleet or Bank One, Texas, N.A. solely in their respective capacities as Banks hereunder.

         16.8. AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Credit Commitment, Term A Commitment and Term B Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

         16.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or

Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT; OTHER NOTICES. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof; provided that a failure to provide such information shall not result in any liability by such Bank. The Agent hereby agrees that upon receipt of any notice under this Section
16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing ratably to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

               17. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         17.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to one or more of the Borrowers or their Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. Each of the Borrowers, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary offering or providing such services to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by such Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary offering or providing such services any information delivered to the Agent or such Bank by such Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all Obligations.

         17.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any information supplied to it by any of the Borrowers or their Subsidiaries pursuant to this Credit Agreement, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel, accountants or other professionals or agents acting on behalf of any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation involving the Borrowers or any of their Subsidiaries and the Banks, the Agent or any Section 20 Subsidiary, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 17.1 or to other affiliates in the ordinary course of such Bank's business, provided that such other affiliates are not engaged in or investors in restaurant businesses competing with the Borrowers or
(h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of
Section 20.6.

         17.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         17.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any of the Borrowers or their Subsidiaries. The obligations of each Bank under this Section 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to any of the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                        18. EXPENSES AND INDEMNIFICATION.

         18.1. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(ii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iii) the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (iv) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with any of the Borrowers or their Subsidiaries and (vi) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

         18.2. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless each of the Agent, the Arranger, the affiliates of the Agent and the Arranger, and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or their Subsidiaries comprised in the Collateral, (iv) any of the Borrowers or their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to each of the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks, the Agent, the Arranger and the affiliates of the Agent and the Arranger shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this
Section 18.2 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         18.3. SURVIVAL. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any of the Borrowers or their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of (i) its Revolving Credit Commitment Percentage and Revolving Credit Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit, (ii) its Term A Commitment Percentage and Term A Commitment and the same portion of Term Loan A at the time owing to it and the Term A Note held by it, or (iii) its Term B Commitment Percentage and Term B Commitment and the same portion of Term Loan B at the time owing to it and the Term B Note held by it); provided that (a) except in the case of an assignment to another Bank, an affiliate of any Bank, or an Approved Fund of any Bank, each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld or delayed, (b) each such assignment shall be in constant, and not varying, percentages of all the assigning Bank's rights and obligations in respect of each of the following, considered separately: (i) its Revolving Credit Commitment Percentage and Revolving Credit Commitment, the Revolving Credit Loans at the time owing to it, and its participating interest in the risk relating to any Letters of Credit, (ii) its Term A Commitment and the portion of Term Loan A at the time owing to it, or, as the case may be, and (iii) its Term B Commitment and the portion of Term Loan B at the time owing to it, (c) each assignment shall be in a minimum amount of $2,500,000 (or if less, such Bank's entire Loans, Revolving Credit Commitment, Term A Commitment and Term B Commitment, as applicable or such lesser amount consented to by the Agent), and
(d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers or their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit;

                  (j) such assignee, if organized under the laws of a jurisdiction outside the United States, shall provide the Agent and the Borrowers with the forms prescribed by the Internal Revenue Service of the United States certifying as to its status for purposes of determining the applicability of any exemption from United States withholding taxes with respect to all payments to be made hereunder to such assignee or any other documents reasonably satisfactory to the Borrowers and the Agent indicating that all payments to be made hereunder to such assignee are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrowers and the Agent have received such forms or such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any assignee organized under the laws of a jurisdiction outside the United States.

         20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Revolving Credit Commitment Percentage, Term A Commitment Percentage, and Term B Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each of the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assignee Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder.

Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 20.4, upon the request of the holders of such New Notes the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $2,500,000, or such lesser amount consented to by the Agent (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Revolving Credit Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices or permitted pursuant to clauses (a) through (h) of Section 17.2, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an Affiliate of any Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of any Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of any Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this Section 20.7 shall not apply to an assignee Bank or participant which has disclosed to the other Banks that it is an Affiliate of any Borrower and which, following such disclosure, has been excepted from the provisions of this Section 20.7 in a writing signed by the Majority Banks determined without regard to the interest of such assignee Bank or transferor Bank, to the extent of such participation, in Loans or Reimbursement Obligations.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents. Notwithstanding any other provision in this Agreement, any Bank that is a fund that invests in bank loans may, without the consent of the Agent or the Borrowers, pledge all or any portion of any Loan or any Note held by it to any trustee for, or any other representative of, investors in, or holders of equity securities issued, by such fund, as security for such investment or securities; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section 20 concerning assignments.

         20.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         20.10. SYNDICATION. Each of the Borrowers hereby agrees to assist and cooperate with the Arranger in its efforts to complete the syndication of the commitments and Loans hereunder, including, but not limited to, promptly preparing and providing materials and information reasonably deemed necessary by the Arranger to successfully complete and otherwise facilitate such syndication, including, without limitation, all projections prepared by or on behalf of the Borrowers relating to the transactions contemplated hereby. Each of the Borrowers and its directors, officers, employees and agents shall, at the reasonable request of the Arranger, meet with potential lenders and provide such additional information as such Persons may reasonably request.

         20.11. BANK MERGER ETC.. Nothing herein shall be deemed to restrict the merger or consolidation of any Bank into any Eligible Assignee, and nothing herein shall be deemed to require that an Assignment and Acceptance or any other consent need be executed with respect to such merger.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States of America registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via overnight courier or overnight postal service, addressed as follows:

                  (a) if to any of the Borrowers, at 2481 Manana Drive, Dallas, Texas 75220, Attention: Chief Financial Officer or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: J. Nicholas Cole, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                            26. WAIVER OF JURY TRIAL.

         Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers
(i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement and the Fee Letter, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, (a) the rate of interest on the Notes may not be decreased (other than interest accruing pursuant to Section 6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), (b) a material portion of the Collateral may not be released, (c) no Borrower or any Person that is liable, whether directly or contingently, for payment obligations hereunder may be released and (d) the term of the Notes, the timing or amount of any required payments of principal and interest hereunder, any rates of interest payable hereunder, the application of proceeds from any mandatory prepayment of the Term Loans, the amount of the Revolving Credit Commitments, the Term A Commitments and the Term B Commitments of the Banks, the amount of commitment fees or Letter of Credit Fees hereunder, the definition of Majority Banks and this Section 27 may not be changed without the written consent of the Borrowers and the written consent of each of the Banks affected thereby; and the amount of the Agent's fee under the Fee Letter, the Letter of Credit Fees, the Fronting Fees or any other fees or amounts payable for the Agent's account, and Section 5 or Section 16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any Borrower shall entitle any Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding anything in this Section 27 to the contrary, the Agent may terminate its security interest in and otherwise release any Collateral or any Borrower sold, transferred or otherwise disposed of by any Borrower or any Subsidiary of any Borrower if such disposition is in compliance with Section
10.5.2 and otherwise with the terms hereof.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                             29. RIGHT TO PUBLICIZE.

         Each of the Borrowers hereby acknowledges that the Agent will have the right to publicize the transactions contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals. The Agent agrees to provide the Borrowers with the opportunity to review any such tombstone advertisement prior to publication thereof and to provide reasonable comments as to the accuracy and contents thereof.

                                   30. USURY.

         All agreements between the Borrowers, the Agent and the Banks are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of any Note or otherwise, shall the amount paid or agreed to be paid to the Banks and the Agent for the use or the forbearance of the Indebtedness represented by the Notes exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrowers, the Agent and the Banks, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of the Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Banks and the Agent should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 30 shall control every other provision of this Credit Agreement and the Notes.

                            31. DOCUMENTATION AGENT.

         The Documentation Agent shall have no rights, powers, duties, obligations, liabilities or responsibilities under this Credit Agreement or any other of the Loan Documents other then these applicable to all Banks as such. It is acknowledged by all parties to this Credit Agreement that the title of "Documentation Agent" is merely for convenience and does not carry with it any duties, obligations, responsibilities or liabilities arising with respect to the form or sufficiency of the Loan Documents or otherwise. Without limiting the foregoing, the Documentation Agent shall not have or be deemed to have any fiduciary relationship to any Bank or any other party to the Loan Documents.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                  DAVE & BUSTERS, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:


                                  DAVE & BUSTER'S I, L.P.

                                  By: DAVE & BUSTER'S, INC., as general partner




                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF ILLINOIS, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF GEORGIA, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF PENNSYLVANIA, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DANB TEXAS, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF MARYLAND, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF CALIFORNIA, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF COLORADO, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF NEW YORK, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF FLORIDA, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  DAVE & BUSTER'S OF PITTSBURGH, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  D&B REALTY HOLDING, INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  FLEET NATIONAL BANK, individually and as Agent



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  BANK OF AMERICA, N.A.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  BANK ONE, TEXAS, N.A.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  GUARANTY FEDERAL BANK, F.S.B.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  TRANSAMERICA EQUIPMENT FINANCIAL
                                  SERVICES CORPORATION



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  THE FROST NATIONAL BANK



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  HELLER FINANCIAL LEASING INC.



                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title: